Exhibit 10.1

AMENDED AND RESTATED AGREEMENT

OF

LIMITED PARTNERSHIP

OF

INTERNATIONAL TRANSMISSION HOLDINGS LIMITED PARTNERSHIP

i

Section 7.6.	Certificated Interests

ARTICLE VIII POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNER
Section 8.1.	Authority
Section 8.2.	Powers and Duties of General Partner
Section 8.3.	Limits on General Partner’s Powers
Section 8.4.	Transactions with Affiliates; Fees
Section 8.5.	Other Activities and Competition
Section 8.6.	Exculpation
Section 8.7.	Expenses; Use of Proceeds; Insurance
Section 8.8.	Indemnification of Partners

ARTICLE IX TRANSFERS OF INTERESTS BY PARTNERS; PREEMPTIVE RIGHTS
Section 9.1.	General
Section 9.2.	Transfer of Interest by General Partner
Section 9.3.	Transfer of Interest by Limited Partners
Section 9.4.	Further Requirements
Section 9.5.	Right of First Offer
Section 9.6.	Tag-Along Rights
Section 9.7.	Bring-Along Rights
Section 9.8.	Consequences of Transfers Generally
Section 9.9.	Capital Account
Section 9.10.	Additional Filings
Section 9.11.	Transfers in a Registered Public Offering
Section 9.12.	Preemptive Rights
Section 9.13.	Required Transfers

ARTICLE X WITHDRAWAL OF PARTNERS; TERMINATION OF PARTNERSHIP; LIQUIDATION AND DISTRIBUTION OF ASSETS
Section 10.1.	Withdrawal of Partners; Removal of General Partner
Section 10.2.	Dissolution of Partnership
Section 10.3.	Distribution in Liquidation
Section 10.4.	Final Reports
Section 10.5.	Rights of Limited Partners
Section 10.6.	Deficit Restoration
Section 10.7.	Termination

ARTICLE XI ADMISSION OF ADDITIONAL LIMITED PARTNERS
Section 11.1.	Admission of Additional Limited Partners

ARTICLE XII NOTICES AND VOTING
Section 12.1.	Notices
Section 12.2.	Voting
Section 12.3.	Trimaran Funds

ii

ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT AND POWER OF ATTORNEY
Section 13.1.	Amendments
Section 13.2.	Amendment of Certificate
Section 13.3.	Power of Attorney

ARTICLE XIV MISCELLANEOUS
Section 14.1.	Entire Agreement
Section 14.2.	Governing Law
Section 14.3.	Effect
Section 14.4.	Pronouns and Number
Section 14.5.	Captions
Section 14.6.	Partial Enforceability
Section 14.7.	Counterparts
Section 14.8.	Certain Indemnification
Section 14.9.	Waiver of Partition
Section 14.10	Waiver of Jury

SCHEDULE A	Names, Addresses and Initial Capital Contributions of Partners

EXHIBIT A	Form of Instrument of Transfer

iii

AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP

OF

INTERNATIONAL TRANSMISSION HOLDINGS LIMITED PARTNERSHIP

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of INTERNATIONAL TRANSMISSION HOLDINGS LIMITED PARTNERSHIP (the “Partnership”), dated as of [                     ], 2005, among Ironhill Transmission, LLC, a Michigan limited liability company (the “General Partner”), as general partner, and those persons listed as limited partners on Schedule A attached hereto who are signatories to this Agreement of Limited Partnership.

WHEREAS, the Certificate of Limited Partnership (the “Certificate”) of the Partnership was filed with the Department of Consumer and Industry Services of Michigan on February 21, 2003 and the original Agreement of Limited Partnership (the “Original Agreement” was entered into on February 25, 2003;

WHEREAS, the parties hereto desire to amend and restate the Original Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, the General Partner and the persons listed as Limited Partners on Schedule A hereto in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

ARTICLE I

FORMATION OF THE PARTNERSHIP

Section 1.1.            Formation of the Partnership.  The Partnership was formed as a limited partnership under the Limited Partnership Act by the filing of the Certificate with the Department of Consumer and Industry Services of Michigan on February 21, 2003.  The General Partner, for itself and as agent for the Limited Partners (as defined below), shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for operation of the Partnership under this Agreement and the Limited Partnership Act and under all other laws of the State of Michigan and such other jurisdictions in which the General Partner determines that the Partnership may conduct business, including, without limitation, those contemplated by Section 1.7 below.  Each Limited Partner admitted to the Partnership by the General Partner shall promptly execute all relevant certificates and other documents as the General Partner shall request in order to admit such Limited Partner to the Partnership and to permit the General Partner to accomplish any of the foregoing.

Section 1.2.            Name.  The name of the Partnership is “International Transmission Holdings Limited Partnership”, as such name may be modified from time to time by the General Partner.  The General Partner may with the prior written consent of the Majority-in-Interest of the Limited Partners adopt one or more fictitious names for use by the Partnership.

Section 1.3.            Business of the Partnership.  Subject to the limitations on the activities of the Partnership otherwise specified in this Agreement, the Partnership is organized for the following objectives and purposes:

(a)           To acquire, manage and dispose of the capital stock of electric transmission businesses and to engage in any and all other businesses that a limited partnership may lawfully engage in under the laws of the State of Michigan.

(b)           To enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions as the General Partner may reasonably deem necessary or advisable for the carrying out of the foregoing objectives and purposes.

Section 1.4.            Location of Principal Place of Business.  The location of the principal place of business of the Partnership shall be c/o Dykema Gossett PLLC, 124 West Allegan, Ste. 800, Lansing, Michigan 48933, Attn:  Albert Ernst, or such other location as may be determined by the General Partner with written notice to the Limited Partners.  In addition, the Partnership may maintain, at any other place or places within or without the United States, such other offices as are reasonably necessary in the opinion of the General Partner to conduct the business of the Partnership.

Section 1.5.                                   Name and Business Address of General Partner.  The name, business address and telecopy number of the General Partner is:

Ironhill Transmission, LLC
c/o Greenbaum Rowe Smith & Davis LLP
6 Becker Farm Road
Roseland, New Jersey 07068
Telecopy No.: (973) 535-1698
Attention: Raymond Felton

The business address shall be the Partnership’s registered office, unless otherwise determined by the General Partner.  The General Partner may, from time to time, upon 30 days prior written notice to the Limited Partners, change its name, business address or telecopy number.

Section 1.6.            Term.  The term of the Partnership commenced on February 25, 2003 and shall terminate on February 25, 2028, unless the Partnership is earlier dissolved and terminated in accordance with this Agreement.

Section 1.7.            Certificates.  The General Partner, on behalf of the Partnership, shall execute, file and publish, as appropriate, an amended and restated certificate of limited partnership, a certificate of fictitious business name and such other certificates or filings in such jurisdictions as may be necessary or appropriate in connection with the conduct of the Partnership’s business, as well as any required amendment or renewals of such certificates or filings.

ARTICLE II

DEFINITIONS

“1935 Act” means the Public Utility Holding Company Act of 1935, as amended.

“Accountants” means such “big four” accounting firm as shall be engaged from time to time by the General Partner for the Partnership.

“Additional Limited Partner” means any Person admitted to the Partnership as an additional Limited Partner under Article XI.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Limited Partner” means each Limited Partner that is an Affiliate of the General Partner.

“Agreement” means this Agreement of Limited Partnership, as amended from time to time.

“Bring-Along Right” has the meaning set forth in Section 9.7.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York, New York, or Detroit, Michigan.

“Capital Account” means, with respect to each Partner, a single account established and maintained for such Partner in accordance with the principles of Regulation §§1.704-1(b)(2)(iv) and 1.704-2, as amended.  Subject to the preceding sentence, each Capital Account will initially equal the amount of the Capital Contribution made by such Partner at the time such Partner is admitted as a Partner in the Partnership and, throughout the term of the Partnership, will be (i) increased by the amount of (A) Net Income and items thereof allocated to such Partner pursuant to Article IV and (B) the amount of any cash and the Value of any property (net of liabilities secured by the property that the Partnership is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) subsequently contributed by such Partner to the Partnership and (ii) decreased by the amount of (A) Net Losses and items thereof allocated to such Partner pursuant to Article IV and (B) the amount of cash and the Value (net of liabilities secured by the property that the Partner is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) of any other property distributed to such Partner pursuant to Articles V and X.

“Capital Contribution” means, with respect to any Partner, the amount of capital contributed to the capital of the Partnership in respect of such Partner’s Interests.

“Cause” has the meaning set forth in Section 10.1(c).

“Certificate” means the Certificate of Limited Partnership of the Partnership, as amended from time to time.

“Certificate of Cancellation” means a certificate complying with Section 209 of the Limited Partnership Act.

“CIBC” shall mean Canadian Imperial Bank of Commerce, and each of its Subsidiaries.

“Closing” has the meaning ascribed to it in the Purchase Agreement.

“Closing Date” has the meaning ascribed to it in the Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law).

“Control Holder” has the meaning set forth in Section 9.7.

“Control Purchaser” has the meaning set forth in Section 9.7.

“Control Sale” has the meaning set forth in Section 9.7.

“Controllable Management Decision” means the performance of, failure to perform, taking or the failure to take any action by the General Partner or any other Person acting under the direct or indirect management or control of the General Partner; provided, however, that the following events shall not constitute “Controllable Management Decisions”: (A) the effects on financial results due to changes in law, (B) actions of regulators applicable to the Holding Company, the Operating Company or their Subsidiaries, (C) changes in demand for utility services and (D) other similar factors beyond the control of management, provided that, with respect to clauses (A) through (D), the Holding Company (or any successor to the Holding Company as the controlling shareholder of its consolidated Subsidiaries) shall not have failed to cause its Subsidiaries to manage its relations with the regulators in accordance with Good Utility Practices.

“Dissolution Date” means February 25, 2028, or such earlier date on which the Partnership is dissolved or terminated in accordance with this Agreement.

“Equity Event” means a merger or reorganization or other transaction (or series of transactions) as a result of which the Partners and their Permitted Transferees do not own at least 50% of the voting power and value of the equity securities of the merged or reorganized entity or Partnership, as the case may be.

“ERISA” means the Employee Retirement Income Security Act of 1974, together with the rules and regulations promulgated thereunder, as amended from time to time (or any successor law or regulations).

“Event of Withdrawal” has the meaning set forth in Section 10.2(a)(iv).

“First Offer Price” has the meaning set forth in Section 9.5(a).

“Fiscal Quarter” means a calendar quarter of the Fiscal Year.

“Fiscal Year” has the meaning set forth in Section 6.5.

“General Partner” means Ironhill Transmission, LLC and any successor thereto as general partner in the Partnership.

“Good Utility Practice” means any of the practices, methods and acts engaged in or approved by a significant proportion of the gas or electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition, including practices, methods and acts relating to the proper management of relationships with regulators.  “Good Utility Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the region.

“Holding Company” means ITC Holdings Corp., a Michigan corporation.

“Immediate Family” as to any Person that is an individual means such Person’s spouse, children, grandchildren and parents.

“Instrument of Transfer” means an instrument, substantially in the form of Exhibit A hereto, evidencing a transfer by a Limited Partner of all or a portion of that Limited Partner’s Interest in the Partnership.

“Interest” means, when used in reference to a Partner’s interest in the Partnership at any time, the entire ownership interest of such Partner in the Partnership at such time, including, without limitation, its interest in the capital, profits, losses and distributions of the Partnership.

“KKR Funds” means, collectively, KKR Millennium Fund L.P., a Delaware limited partnership, and KKR Partners III, L.P., a Delaware limited partnership.

“Limited Partner” means each Person named as a Limited Partner on Schedule A hereto, each Person admitted as a Substituted Limited Partner under Article IX, and each Person admitted as an Additional Limited Partner under Article XI, and, with respect to those provisions of this Agreement concerning a Limited Partner’s rights to receive a share of profits or other distributions or the return of a Limited Partner’s contribution, any Transferee of a Limited Partner’s Interest in the Partnership (except that a Transferee that is not admitted as a Limited Partner shall have only such of the rights of an assignee under the Limited Partnership Act as are consistent with this Agreement).

“Limited Partnership Act” means the Michigan Revised Uniform Limited Partnership Act, as amended from time to time (or any succeeding law).

“Liquidator” has the meaning set forth in Section 10.2(b).

“Majority-in-Interest of the Limited Partners” at any time, means Limited Partners whose aggregate Voting Percentages at such time exceed 50% of all Limited Partners’ Voting Percentages at such time.

“Material Failure” means any actual or projected failure to achieve (i) the annual EBITDA or net income contemplated by the business plan by 5% or more as of the end of any Fiscal Year, or (ii) the business plan that could have a material adverse effect on the financial condition of the Partnership and its Subsidiaries.

“Minority Holder” has the meaning set forth in Section 9.7.

“Net Income” and “Net Loss”, respectively, for any period means the income or loss of the Partnership for such period as determined in accordance with the method of accounting followed by the Partnership for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Partnership which are described in Code Section 705(a)(2)(B); provided, however, that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Partners (and not for tax purposes), (i) if any Partnership Asset is distributed in kind to a Partner, the difference between its Value and its book value at the time of such distribution shall be treated as gain or loss, and (ii) any item allocated under Section 4.2(a) shall be excluded from the computation of Net Income and Net Loss.

“Non-Affiliated Limited Partner” means each Limited Partner that is not an Affiliated Limited Partner.

“Offerees” has the meaning set forth in Section 9.5(a).

“Offered Interest” has the meaning set forth in Section 9.5(a).

“Operating Company” means International Transmission Company, a Michigan corporation.

“Original Limited Partners” means the KKR Funds and Trimaran Funds.

“Partners” means the General Partner and the Limited Partners, where no distinction is required by the context in which the term is used.

“Partnership” means the limited partnership created by the Certificate and governed by this Agreement.

“Partnership Asset” means any property of the Partnership, and “Partnership Assets” means the aggregate of all of the property of the Partnership.

“Percentage Interest” shall mean, in respect of a Partner, such Partner’s percentage interest set forth on Schedule A.

“Permitted Transferee” shall mean, (a) with respect to any Limited Partner, (i) any Affiliate of such Person or successor thereto or any Person that is recognized as tax exempt pursuant to Section 501(c)(3) of the Code, (ii) in the case of a Person who is an individual, (A) a spouse or lineal descendent or ancestor of such Person or (B) a trust or other legal entity for the primary benefit of any of the foregoing, (iii) with respect to the KKR Funds and/or Trimaran Funds, any investor therein or any Affiliate of such investor as part of a distribution to such or (iv) any other Limited Partner or Permitted Transferee of any other Limited Partner, (b) with respect to the General Partner, (i) Lewis Eisenberg, (ii) his estate and any member of his Immediate Family, (iii) any trust, partnership or limited liability company, all of the interests in which are for the primary benefit of or owned by one or more Persons described in the immediately preceding clauses (i), (ii) and this clause (iii) and of which Lewis Eisenberg is the sole trustee, general partner or managing member, as applicable, and (iv) any combination of the foregoing and (c) in the case of the Trimaran Funds, (i) CIBC or any of its Affiliates, (ii) Trimaran or any of its Affiliates, (iii) any investment fund controlled by at least two of Messrs. Bloom, Heyer or Kehler or any Affiliate controlled by at least two of them and (iv) any Person (a) managed by CIBC or Trimaran (including any Affiliates thereof) or at least two of Messrs. Bloom, Heyer or Kehler or any Affiliate controlled by at least two of them and (b) substantially all the equity interests of which are owned directly or indirectly, by (1) members of Trimaran, (2) employees of CIBC or any Affiliate thereof, (3) any Affiliate of any such members or employees, (4) any investor in the Trimaran investment program that has co-investment rights or

(5) any combination of the persons named in the immediately preceding clauses (1), (2), (3) or (4).

“Person” means any individual, partnership, association, corporation, limited liability company, trust or other entity.

“Power of Attorney” means the Power of Attorney granted under Section 13.3.

“Preemptive Notice” has the meaning set forth in Section 9.13.

“Preemptive Securities” has the meaning set forth in Section 9.13.

“Presumed Tax Liability” means, for any Fiscal Year, an amount equal to the product of (x) the taxable income of the Partnership for such Fiscal Year and (y) the Presumed Tax Rate.

“Presumed Tax Rate” means with respect to any Fiscal Year and net income or capital gain recognized during such Fiscal Year, the highest effective combined United States Federal, state and local income tax rate applicable during such Fiscal Year to a natural person residing in New York, New York, taxable at the highest marginal Federal income tax rate and the highest marginal New York State and New York City income tax rates, taking into account the nature of such net income or capital gain and the holding period of the assets the disposition of which gave rise to the capital gain and the deductibility and creditability of state and local income taxes and taking into account the effects of Code Sections 67 and 68.

“Proportionate Share” has the meaning set forth in Section 9.5(b).

“Public Offering” means a public offering of equity securities in the Partnership or any successor thereto or any Subsidiary of the Partnership pursuant to a registration statement declared effective under the Securities Act, as amended.

“Purchase Agreement” means the Stock Purchase Agreement by and between DTE Energy Company and Holding Company dated December 3, 2002, as amended, supplemented or modified from time to time.

“Regulation” means a Treasury Regulation promulgated under the Code.

“Reoffer Notice” has the meaning set forth in Section 9.5(d).

“Reoffer Price” has the meaning set forth in Section 9.5(d).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller’s Notice” has the meaning set forth in Section 9.5(a).

“Selling Holder” has the meaning set forth in Section 9.5(a).

“Special Permitted Transferee” of a Partner means any Permitted Transferee thereof other than a Permitted Transferee described in clause (a)(iv) of the definition of Permitted Transferee.

“Subscription Agreements” means the Subscription Agreements, if any, entered into between the Partnership and the Limited Partners.

“Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through subsidiaries or otherwise, beneficially owned by such party.

“Substituted Limited Partner” means any Person admitted to the Partnership as a substituted Limited Partner under Article IX.

“Tag-Along Notice” has the meaning set forth in Section 9.6(d).

“Tag-Along Notice Deadline” has the meaning set forth in Section 9.6(d).

“Tag-Along Offer Notice” has the meaning set forth in Section 9.6(d).

“Tag-Along Partner” has the meaning set forth in Section 9.6(a).

“Tag-Along Right” has the meaning set forth in Section 9.6(a).

“Tag-Along Transferee” has the meaning set forth in Section 9.6(a).

“Tag-Along Transferee Terms” has the meaning set forth in Section 9.6(d).

“Tag-Along Transferor” has the meaning set forth in Section 9.6(a).

“Tax Distribution” has the meaning set forth in Section 5.2.

“Three-Fourths-in-Interest of the Limited Partners” at any time means Limited Partners whose aggregate Voting Percentages at such time exceed 75% of all Limited Partners’ Voting Percentages at such time.

“Transfer”, “Transferee” and “Transferor” have the respective meanings set forth in Section 9.1.

“Trimaran” means Trimaran Fund II, L.L.C., a Delaware limited liability company.

“Trimaran Funds” means, collectively, Trimaran Fund II, L.L.C., a Delaware limited liability company, Trimaran Parallel Fund II, L.P., a Delaware limited partnership, Trimaran Capital, L.L.C., a Delaware limited liability company, CIBC Employee Private Equity Fund (Trimaran) Partners, a New York general partnership, and CIBC MB Inc., a corporation organized under the laws of Delaware.

“U.S. Person” means a Person who is a “United States Person” as defined in Code Section 7701(a)(30), provided that such definition shall be applied by omitting the phrase “or resident” in subparagraph (A) of such Code Section.

“Value” of any Partnership Asset as of any date, means the fair market value of such Partnership Asset as of such date, with the fair market value of the type of assets described below being determined as follows:

(a)           goodwill, firm name or customers’ lists and any similar intangible asset of the Partnership shall be valued at zero;

(b)           securities listed on one or more national securities exchanges shall be valued at their last reported sales prices on the consolidated tape on the date of determination (or if the date of determination is not a Business Day, on the last Business Day immediately prior to such date of determination).  If no such sales of such securities occurred on such date, such securities shall be valued at the mean of the last “bid” and “ask” prices on the date of determination on the national securities exchange which has the highest average daily volume for such security over the last 60 days on or prior to the date of determination (or, if the date of determination is not a date upon which such national securities exchange was open for trading, on the last prior date on which such national securities exchange was so open);

(c)           securities for which no such market prices are available, or as to which, in the sole judgment of the General Partner, any of the above market prices are below or exceed (as the case may be) the amount realizable by the Partnership upon a sale thereof, shall be valued at the fair value thereof as determined upon a reasonable basis and in good faith by the General Partner; and

(d)           the fair market value of other investments, assets, properties, debts, obligations or liabilities shall be valued as determined by the General Partner upon a reasonable basis and in good faith.

If a Majority-in-Interest of the Limited Partners disagrees with the General Partner’s determination, the General Partner and such Majority-in-Interest of the Limited Partners shall jointly select an independent valuation firm, unaffiliated with the General Partner or any Limited Partner, for purposes of resolving such dispute.  If the General Partner and such Majority-in-Interest do not agree on the selection of an independent valuation firm, then either the General Partner or such Majority-in-Interest may submit a request to the American Arbitration Association to select such independent valuation firm, which selection shall be binding on the parties hereto.  As promptly as practicable following such selection, the General Partner and such Majority-in-Interest of the Limited Partners shall furnish to the valuation firm all information relevant to the resolution of such dispute.  As promptly as practicable following its receipt thereof, the valuation firm shall prepare and deliver to the General Partner and the Limited Partners its own independent valuation of the fair market value of the relevant Partnership Asset or Partnership Assets.  The fair market value as determined in accordance with the foregoing shall be final and binding upon the General Partner and the Limited Partners with respect to the Partnership Assets so valued.  The fees and expenses of the valuation firm shall be paid by the Partnership.

“Void Transfer” has the meaning set forth in Section 9.1(a).

“Voting Capital Contribution” of a Limited Partner at any time means such Limited Partner’s Capital Contribution at such time.

“Voting Percentage” of a Limited Partner at any time means for each Limited Partner the ratio (expressed as a percentage) of such Limited Partner’s Voting Capital Contribution to the aggregate Voting Capital Contributions of all Limited Partners at such time.

“Withdrawing Limited Partner” has the meaning set forth in Section 9.3(d).

ARTICLE III

CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

Section 3.1.            Initial Capital Contributions.  The General Partner and each Limited Partner have made a Capital Contribution in cash in the amount set forth opposite its name in the column entitled “Initial Capital Contribution” on Schedule A hereto.

Section 3.2.            Additional Capital Contributions by Partners.  Except as contemplated by the Subscription Agreements, no Partner shall be required to make additional Capital Contributions to the Partnership.

Section 3.3.            Interest on Capital Contributions.  No Partner shall be entitled to interest on or with respect to any Capital Contribution.

Section 3.4.            Withdrawal and Return of Capital Contributions.  Except as otherwise expressly provided in this Agreement, no Partner shall be entitled to withdraw any part of that Partner’s Capital Contributions or to receive distributions from the Partnership and no Limited Partner shall have priority over any other Limited Partner as to return of Capital Contributions, allocations of income, gains, losses, credits, deductions or as to distributions.

ARTICLE IV

ALLOCATION OF NET INCOME AND NET LOSS

Section 4.1.            Allocation of Net Income and Net Loss.  Except as provided in Section 4.2, the Partnership’s Net Income or Net Loss, as the case may be, and each item of income, loss and deduction entering into the computation thereof, for each Fiscal Year shall be allocated as follows:

(a)           Net Income for such Fiscal Year shall be allocated as follows:

(i)            first, an amount of Net Income equal to the excess of (x) all Net Loss previously allocated to the Partners pursuant to Section 4.1(b)(ii) over (y) all Net Income previously allocated to the Partners pursuant to this Section 4.1(a)(i) shall be allocated pro rata to the Partners in accordance with their Capital Contributions; and

(ii)           second, any remaining Net Income shall be allocated to the Partners in proportion to their Percentage Interests.

(b)           Net Loss for such Fiscal Year shall be allocated as follows:

(i)            first, an amount of Net Loss equal to the excess of (x) all Net Income previously allocated to the Partners pursuant to Section 4.1(a)(ii) over (y) the sum of all Net Loss previously allocated to the Partners pursuant to this Section 4.1(b)(i) and all distributions previously made to the Partners pursuant to Section 5.1(b) shall be allocated pro rata to the Partners in accordance with their Percentage Interests; and

(ii)           second, any remaining Net Loss shall be allocated to the Partners in accordance with their Capital Contributions.

Section 4.2.            Other Allocation Provisions

(a)  The General Partner shall modify the allocations provided for in Section 4.1 as it reasonably deems appropriate to comply with Treasury Regulations §§1.704-1(b) and 1.704-2; provided that, in modifying such allocations, the General Partner shall not discriminate against any Limited Partner.

(b)  Subject to Code Section 704(c),  the income, gains, losses, deductions and credits of the Partnership for federal income tax purposes shall be allocated in the same manner as the corresponding items entering into the computation of Net Income and Net Loss were allocated under Sections 4.1 and 4.2.

(c)  Except to the extent otherwise required by the Code and Regulations, if an Interest in the Partnership or part thereof is transferred in any Fiscal Year, the Net Income, Net Loss and items of income, gain, loss, deduction and credit allocable to the Interest in the Partnership for such Fiscal Year shall be apportioned between the transferor and the transferee in proportion to the number of days in such Fiscal Year such Interest is held by each of them, except that, if they agree between themselves and so notify the General Partner within 30 days after the transfer, then at their option and expense, (a) all items or (b) extraordinary items, including capital gains and losses, may be allocated to the Person who held the Interest on the date such items were realized or incurred by the Partnership.

Section 4.3.            Withholding.  The Partnership shall comply with withholding requirements under Federal, state and local laws and shall remit amounts withheld to and file required forms with the applicable jurisdictions.  To the extent the Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to that Partner.  In the event of any claimed over-withholding, Partners shall be limited to an action against the applicable jurisdiction.  If the amount withheld has not been withheld from actual distributions, the Partnership may, at its option, (i) require the Partner to reimburse the Partnership for such withholding, which reimbursement shall be treated as a reduction in the deemed distribution to the Partners referred to in the previous sentence by such Partner, or (ii) reduce any subsequent distributions by the amount of such withholding.  Each Partner agrees to furnish the Partnership with any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations.

ARTICLE V

DISTRIBUTIONS; WITHDRAWALS

Section 5.1.            Distributions.  Except for any distributions expressly required or permitted to be made under this Article V, and subject to Sections 5.4 and 5.5, the amount and timing of all distributions of cash and of property other than cash will be at the discretion of the General Partner.  All distributions pursuant to this Section 5.1 will be made to the Partners as follows:

(a)           first, an amount equal to the excess of (x) the aggregate Capital Contributions of all Partners as of the date of such distribution over (y) all amounts previously distributed to the Partners pursuant to this Section 5.1(a), shall be distributed pro rata to the Partners in accordance with their Capital Contributions; and

(b)           second, pro rata in accordance with the Partner’s Percentage Interests.

Section 5.2.            Tax Distributions.  For each Fiscal Year, the Partnership shall, during such Fiscal Year or the immediately subsequent Fiscal Year, but not later than 60 days following the end of such Fiscal Year, use its best efforts to distribute pursuant to Section 5.1, with respect to such Fiscal Year, a distribution in an amount equal to the Presumed Tax Liability for such Fiscal Year (a “Tax Distribution”).  The General Partner may distribute Tax Distributions on an estimated basis prior to the end of a Fiscal Year.

Section 5.3.            Withdrawal Rights.  Partners may not withdraw all or any part of the balance of their Capital Accounts.

Section 5.4.            Limitations on Distributions.  Notwithstanding anything herein contained to the contrary, no distribution under this Agreement shall be made if such distribution would violate the Limited Partnership Act. A Partner who receives a distribution in violation of the Limited Partnership Act shall be liable to return the distribution to the Partnership if the Partner knew that, immediately after giving effect to the distribution, all liabilities of the Partnership, other than liabilities for which the recourse of creditors is limited to specified property of the Partnership, exceed the fair value of the assets of the Partnership (except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the assets of the Partnership only to the extent that the fair value of that property exceeds that liability).

Section 5.5.            Reserves.  In connection with any distribution to a Partner under this Article V, the General Partner shall cause the Partnership to establish such reserves as it deems reasonably necessary for any contingent or unforeseen Partnership liabilities, and, at the expiration of such period as shall be deemed advisable by the General Partner, the balance shall be distributed to such Partner (or such Partner’s legal representative).

ARTICLE VI

BOOKS OF ACCOUNT, FINANCIAL MATTERS, FISCAL YEAR

Section 6.1.            Books and Records.

(a)           Proper and complete records and books of account shall be kept by the General Partner in which shall be entered fully and accurately all transactions and other matters relative to the Partnership’s business as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character, including a Capital Account for each Partner.  The Partnership books and records shall be kept in accordance with generally accepted accounting principles.  The Partnership shall also keep such records as may be required under Section 1106 of the Limited Partnership Act.  The books and records shall at all times be maintained at the principal office of the Partnership and shall be open to the inspection and examination of the Partners or their duly authorized representatives for a proper purpose during reasonable business hours and at the sole cost and expense of the inspecting or examining Partner.  The Partnership shall maintain at its office and make available to any Limited Partner or any designated representative of any Limited Partner an alphabetical list of names and mailing addresses of, and Interests in the Partnership owned by, all Partners, separately identifying the General Partner and the Limited Partners.  The Partnership shall permit any Partner to make such copies of the records of the Partnership to the extent permitted to such Partner, but only to the extent required of the Partnership, under Section 1106 of the Limited Partnership Act.

(b)           The books of account and records of the Partnership shall be audited as of the end of each Fiscal Year by the Accountants.

Section 6.2.            Reports.

(a)           As soon as practicable, but in no event later than 45 days, following the end of each Fiscal Quarter, the General Partner shall cause the Partnership to send to each Limited Partner quarterly unaudited financial statements of the Partnership.

(b)           As soon as practicable, but in no event later than 90 days, after the end of each Fiscal Year, the General Partner shall cause the Partnership to send to each Limited Partner (i) financial statements (which shall be prepared in accordance with generally accepted accounting principles and shall be audited by the Accountants), including a balance sheet and statements of income, cash flow and Partners’ equity showing the cash distributed in such Fiscal Year and the balance of each Capital Account of such Partner at the end of such Fiscal Year and the manner of its calculation, and (ii) a copy of Schedule K-1 to Internal Revenue Service Form 1065 (or any successor form) prepared by the Accountants, indicating such Partner’s share of the Partnership’s income, loss, gain, expense and other items relevant for Federal income tax purposes.

(c)           As soon as practicable, but in no event later than 45 days following the end of each Fiscal Quarter and 90 days following the end of each Fiscal Year, respectively, the General Partner shall cause the Partnership to send to each Limited Partner quarterly unaudited financial statements and annual financial statements (audited by the Accountants) of the Holding

Company and the Operating Company, in each case prepared in accordance with generally accepted accounting principles.

Section 6.3.            Tax Matters Partner.  For purposes of Code Section 6231(a)(7), the “Tax Matters Partner” shall be the General Partner, as long as it remains the general partner of the Partnership.  The Tax Matters Partner shall keep the Limited Partners fully informed of any inquiry, examination or proceeding, including, without limitation, promptly notifying Limited Partners of the beginning and completion of an administrative proceeding at the Partnership level promptly upon such notice being received by the Tax Matters Partner.  The General Partner shall not take any action to bind the Limited Partners (including extending the statute of limitations) without the consent of each Limited Partner so bound.

Section 6.4.            Partnership Funds.  Partnership funds shall be held in the name of the Partnership and shall not be commingled with those of any other Person.  Partnership funds shall be used by the General Partner only for the business of the Partnership.

Section 6.5.            Fiscal Year.  The fiscal year of the Partnership (the “Fiscal Year”) shall be the calendar year; provided, however, that the last Fiscal Year of the Partnership shall end on the date on which the Partnership is terminated.

ARTICLE VII

POWERS, RIGHTS AND DUTIES OF THE LIMITED PARTNERS

Section 7.1.            Limitations.  Except as otherwise expressly set forth in or contemplated by this Agreement, the Limited Partners shall not (a) participate in the management or control of the Partnership’s business; (b) transact any business for the Partnership; or (c) have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.  The Limited Partners shall have no interest in the properties or assets of the General Partner, or any equity therein, or in any proceeds of any sales thereof, by virtue of acquiring or owning an Interest in the Partnership.

Section 7.2.            Liability.  Subject to the Limited Partnership Act, no Limited Partner shall be liable for the repayment, satisfaction or discharge of any debts, liabilities or other obligations of the Partnership in excess of such Limited Partner’s Capital Account balance.

Section 7.3.            Priority.  Except as otherwise expressly set forth in Article IV, no Limited Partner (or any Affiliate thereof or any partner, member, officer or director of any Limited Partner or Affiliate thereof) shall have priority over any other Limited Partner as to Partnership allocations or distributions.

Section 7.4.            Consulting and Advisory Services.  Subject to Section 8.3(b)(xvi) hereof, the General Partner may enter into agreements with any Original Limited Partner for consulting or advisory services on such terms deemed appropriate by the General Partner in its sole discretion.  Notwithstanding the foregoing, no Original Limited Partner shall be deemed to be participating in the control of the business of the Partnership by virtue of its acting in the capacity of consultant or advisor or performing any consulting or advisory services.

Section 7.5.            Information.

(a)           The Partnership shall cause, to the extent practicable, including through causing the applicable bylaws of Holding Company and Operating Company to so provide, each Original Limited Partner and Stockwell Fund L.P. to (i) receive the same prior written notice of all meetings of the board of directors of Holding Company and Operating Company as that afforded to the directors thereof, (ii) be entitled to have a representative attend all such meetings (provided that Stockwell Fund L.P. shall not have this right), and (iii) receive copies of information provided to directors of Holding Company and Operating Company (including, without limitation, books and records and financial statements of the type described in Section 6.2), as if the Original Limited Partner or Stockwell Funds L.P. were a director thereof; provided that such representative shall have no right to vote at such meetings and attendance at any such meeting shall not in any way affect any quorum requirements.  The Partnership shall also cause the bylaws of Holding Company and Operating Company each to provide for meetings of the boards of directors no less than once per Fiscal Quarter.  The General Partner shall take all reasonable actions necessary or desirable to give effect to the foregoing information rights.

(b)           The General Partner shall provide to the Limited Partners prompt written notice of each of the following actions of the Partnership, Holding Company or any of its Subsidiaries:

(i)            the voluntary incurrence of any indebtedness (A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments, (C) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (D) under capital leases and (E) in the nature of guarantees of the obligations described in clauses (A) through (D) of any other Person, or the purchase, cancellation, prepayment or a complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right under, any indebtedness (whether for borrowed money or otherwise), in either case in excess of $1,000,000 and other than indebtedness of the Partnership, Holding Company or a wholly-owned Subsidiary thereof owing to the Partnership, Holding Company or a wholly-owned Subsidiary thereof;

(ii)           the making or commitment to make capital expenditures which individually are in an amount greater than $1,000,000 or which in the aggregate are in an amount greater than $2,500,000 in any twelve (12) month period;

(iii)          the sale, lease, exchange, transfer or other disposition of, a portion of its assets or businesses (including the capital stock of any of its Subsidiaries) for consideration in excess of $10,000,000;

(iv)          the adoption, entering into or becoming bound by, or amending, modifying or terminating, any employment contract with a senior executive officer of Holding Company;

(v)           adoption, modification or amendment in the annual operating or capital budget or business plan of the Partnership, the Holding Company or any of its direct or indirect Subsidiaries;

(vi)          the exercise of its right to vote the shares of common stock (or similar equity interest) of any Subsidiary of the Partnership; or

(vii)         the entering into any contract, agreement, arrangement or commitment to do or engage in any of the foregoing.

(c)           Each Partner shall take reasonable steps to maintain the confidentiality of any non-public information concerning the Holding Company or its subsidiaries that is received by it or its representatives under this Agreement or pursuant to any rights the Partners may have to information under the bylaws of the Holdings Company or its subsidiaries.

Section 7.6.            Certificated Interests.  Interests shall be uncertificated.  Notwithstanding the foregoing, any Partner shall be entitled, upon a written request to the General Partner, to have a certificate signed by or in the name of the Partnership by the General Partner representing such Partner’s Interest registered in certificated form.  Such certificate shall be in such form as reasonably determined by the General Partner after consultation with the Limited Partners.  All certificates for Interests shall be consecutively numbered or otherwise identified.  All certificates exchanged or surrendered to the Partnership for transfer shall be cancelled.  Transfers of Interests by Partners having Interests in certificated form shall in addition to the requirements in Article IX be made only upon surrender to the Partnership of the certificate or certificates for such Interests, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer as set forth in Article IX.  The Partnership may issue a new certificate for Interests in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the General Partner may require the owner of the lost, stolen or destroyed certificate to give the Partnership a bond sufficient to indemnify the Partnership against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.  The General Partner may require such owner to satisfy other reasonable requirements.

ARTICLE VIII

POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNER

Section 8.1.            Authority.  Subject to the restrictions set forth in Sections 8.3 and 8.4, and except as otherwise expressly set forth in this Agreement, the General Partner shall have exclusive and complete authority and discretion to manage the day-to-day operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership.  Any action taken by the General Partner shall constitute the act of and serve to bind the Partnership.  In dealing with the General Partner acting on behalf of the Partnership, no Person shall be required to inquire into the authority of the General Partner to bind the Partnership.  Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

Section 8.2.            Powers and Duties of General Partner.  Subject to the restrictions set forth in Sections 8.3 and 8.4, and except as otherwise expressly set forth in this Agreement, the General Partner shall have all rights and powers of a general partner under the Limited Partnership Act and shall have all authority, rights and powers in the day-to-day management of the Partnership’s business to do any and all other acts and things necessary, proper or advisable to effectuate the objectives and purposes of this Agreement, including by way of illustration but not by way of limitation, the following:

(a)           To acquire, hold, sell, transfer, exchange, pledge, mortgage, grant a security interest in, dispose of and otherwise deal with all or any part of the Partnership Assets, and incident thereto, to liquidate Partnership Assets at any time during the term of the Partnership and to reinvest the proceeds thereof;

(b)           To do such other acts as the General Partner may deem necessary or advisable, or as may be incidental to or necessary for the conduct of the business of the Partnership, including, without limitation, to enter into, make and perform agreements, undertakings and transactions with the General Partner, any other Partner or any shareholder, direct or indirect partner, Affiliate or employee of any of them, or with any other Person having any business, financial or other relationship with the Partnership, any Partner or any direct or indirect partner, Affiliate or employee of any of them;

(c)           To employ or retain and dismiss accountants, consultants, attorneys and such other agents and employees for the Partnership as it may deem reasonably necessary or advisable, and authorize any such agent or employee to act for and on behalf of the Partnership;

(d)           To establish such reserves from Partnership funds as the General Partner, in its sole discretion, may deem reasonably necessary or advisable for the Partnership’s operations and for the payment of the Partnership’s obligations;

(e)           To develop and adopt a budget and business plan of the Partnership and its Subsidiaries for each Fiscal Year, as soon as practicable, but in any event not later than the end of the first Fiscal Quarter of such Fiscal Year;

(f)            To determine the Value of any or all of the Partnership Assets when such determination is required under this Agreement, all of which valuations and determinations (when determined in accordance with the definition of Value) shall be final and binding on the Partnership and Partners;

(g)           To exercise all rights, powers, privileges and other incidents of ownership or possession with respect to any Partnership Assets, including, without limitation, the institution and settlement or compromise of suits and administrative proceedings and other similar matters relating specifically to the ownership or possession of Partnership Assets;

(h)           To open, maintain and close bank accounts and draw checks or other orders for the payment of money;

(i)            To make such elections under the Code and other relevant tax laws as to the treatment of items of Partnership income, gain, loss and deduction, and as to all other relevant matters, as the General Partner deems necessary or appropriate, including elections referred to in Code Section 754, determination of which items of cash outlay are to be capitalized or treated as current expenses and selection of the method of accounting and bookkeeping procedures to be used by the Partnership;

(j)            To bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Partnership;

(k)           To deposit, withdraw, invest, disburse, retain and distribute the Partnership’s funds in a manner consistent with this Agreement;

(l)            To take all action which may be necessary or appropriate for the continuation of the Partnership’s valid existence as a limited partnership under the laws of the State of Michigan and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged; and

(m)          To execute and deliver any and all agreements, instruments or other documents as are necessary or advisable to carry out the intentions and purposes of the above duties and powers;

provided, however, that the General Partner is not entitled to take any action that would result in a breach by Holding Company of the Purchase Agreement, without the prior written consent of Three-Fourths-in-Interest of the Limited Partners.

Section 8.3.            Limits on General Partner’s Powers.  Anything in this Agreement to the contrary notwithstanding, the General Partner shall not:

(a)           without the prior consent of Three-Fourths-in-Interest of the Limited Partners in any written instrument executed and delivered by Three-Fourths-in-Interest of the Limited Partners to the Partnership, cause or permit the Partnership or any of its Subsidiaries to enter into or otherwise permit any recapitalization, reorganization, reclassification, merger, consolidation, asset sale, liquidation or spin-off, stock split, distribution, dividend, consolidation, subdivision or combination that would not afford to each Limited Partner proportionately the same type and amount (in accordance with the terms of this Agreement) of consideration, or purchase or redeem Interests in the Partnership other than on a pro rata basis from all Limited Partners at the same relative consideration;

(b)           without the prior consent of the Majority-in-Interest of the Limited Partners (or in the case of clauses (i), (iii) and (iv), Three-Fourths-in-Interest of the Limited Partners) in any written instrument executed and delivered to the Partnership, cause or permit the Partnership or any of its Subsidiaries to:

(i)            create any additional class of, issue or sell equity interests of the Partnership (or any warrants, options or rights to acquire such equity interests or securities convertible into or exchangeable into such equity interests);

(ii)           initiate, settle or compromise any action, suit, arbitration or proceeding (“Actions”) (A) in which any amount is claimed by or against the Partnership or (B) that would require the Partnership to be subject to any equitable relief or to take or refrain from taking any material action; provided that this clause (ii) shall not apply to the settlement or compromise of Actions against a Partner or its Affiliates for breach of this Agreement;

(iii)          amend, modify or repeal any provision of the formation or organizational documents of the Partnership or any of its Subsidiaries so as to change the powers, preferences or special rights of the Limited Partners or in a manner that would otherwise adversely affect the rights of holders of limited partnership Interests;

(iv)          take any material action with respect to any transaction which results in actual or potential conflicts of interest that arise between the Partnership or any of its Subsidiaries and the General Partner or any of the Limited Partners or any of their respective Affiliates (including employees and directors of such Partners and their respective Affiliates), or the payment by the Partnership of any fees or other amounts to a Partner or any Affiliate of a Partner;

(v)           take (or fail to take) any action that would result in any Limited Partner or its affiliates (other than the Partnership and its subsidiaries): (A) being deemed to be engaged in any United States trade or business for Federal tax purposes or having unrelated business taxable income for Federal tax purposes or (B) being deemed to be a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “public utility company” under the 1935 Act or any other similar state or federal law, or a “public utility” under the Federal Power Act or (C) being subject to any other federal or state regulation that, in the reasonable discretion of the Majority-in-Interest of the Limited Partners, would have an adverse affect on the Limited Partners or any of their affiliates, in each case without the prior consent of such Limited Partner; or

(vi)          enter into any contract, agreement, arrangement or commitment to do or engage in any of the foregoing.

Section 8.4.            Transactions with Affiliates; Fees.

(a)           Subject to the provisions of Section 8.3, the General Partner may cause or permit the Partnership, or the Partnership may cause or permit any of its Subsidiaries to contract for the performance of the services of the General Partner or any of its Affiliates, provided that (i) the Three-Fourths-in-Interest of the Limited Partners have approved such contract (with no Limited Partner being required to abstain from such vote) or (ii) the execution of such contract or agreement is otherwise specifically permitted or required by this Agreement.  Nothing herein shall be construed as a guarantee by the General Partner of the performance by any Affiliate, designee or nominee of its obligations under any contract between any such Affiliate and the Partnership.

(b)           Except as specifically provided or permitted in this Agreement and the other contracts or agreements entered into hereunder or in connection herewith, and except for the General Partner’s interest in distributions, capital, profits, income, gain, loss, deduction and credit of the Partnership, neither the General Partner nor any Affiliate of the General Partner shall receive compensation or other payments from the Partnership or its Subsidiaries.

(c)           On the date of a successful public offering of equity securities of the Holding Company, the Partnership shall pay to the General Partner or its designee a one-time management fee (the “Management Fee”) in an amount equal to any management fee received by the Partnership for providing management and advisory services to the Holdings Company and the Operating Company.

Section 8.5.            Other Activities and Competition.  The General Partner shall not be required to manage the Partnership as its sole and exclusive function, however, the General Partner shall cause each of its executive officers to devote a sufficient portion of their time to permit the General Partner to fulfill its obligations to the Partnership hereunder and under the other contracts and agreements entered into by it in connection herewith.  Except as otherwise specifically provided for in this Section 8.5 or elsewhere in this Agreement, neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to other ventures or activities of any Partner or its Affiliates or to the income or proceeds derived therefrom.

Section 8.6.            Exculpation.  The General Partner shall not be liable for the return of any portion of the Capital Contributions (or any earnings thereon) of the Limited Partners.  The return of such Capital Contributions (or any earnings thereon) shall be made solely from assets of the Partnership.  The General Partner shall not be required to pay to the Partnership or any Limited Partner any deficit in any Capital Account of the General Partner or any Limited Partner upon dissolution or otherwise.  No Limited Partner shall have the right to demand or receive property other than cash for its Interest in the Partnership.  Neither the General Partner nor any of its Affiliates shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner for any loss incurred as a result of any act or failure to act by the General Partner on behalf of the Partnership except to the extent such loss is finally determined by a court of competent jurisdiction to have resulted from the General Partner’s willful misconduct or gross negligence.

Section 8.7.            Expenses; Use of Proceeds; Insurance.

(a)           The Partnership shall pay, and the General Partner shall not be obligated to pay, all expenses of the Partnership, including, but not limited to, legal, travel, accounting and appraisal expenses, any expenses incurred by the “Tax Matters Partner” acting as such, all reasonable expenses relating to the negotiations, execution and delivery of this Agreement, all reasonable expenses incurred in connection with the negotiation, execution and delivery of any amendment to this Agreement and any other reasonable expenses incurred in connection with the administration of the Partnership.  The Partnership shall reimburse the General Partner or any Limited Partner for any such costs advanced by such Partner on behalf of the Partnership, to the extent the General Partner or an Affiliate thereof is not otherwise reimbursed by an Affiliate of the Partnership.

(b)           The Partnership used the proceeds of the Capital Contributions made by the Partners to pay, in part, the Base Purchase Price under and as defined in the Purchase

Agreement and the fees and expenses incurred by or on behalf of the Partnership in connection therewith.  The execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby are hereby ratified by the Partners.  Notwithstanding anything herein to the contrary, the Partnership shall not allow the Holding Company to consent to any material amendment to, or waive any material term or condition in, the Purchase Agreement without the prior written consent of Three-Fourths-in-Interest of the Limited Partners.

(c)           The General Partner will use commercially reasonable efforts to obtain and maintain (or cause to be obtained and maintained) directors and officers liability insurance (or its equivalent) and property, casualty, liability, workers’ compensation and other insurance for the Partnership and its Subsidiaries with financially responsible insurers in such amounts and against such losses and risks as are customary for the business conducted by the Partnership and its Subsidiaries.

Section 8.8.            Indemnification of Partners.

(a)           The Partnership shall indemnify and hold harmless the General Partner and the Limited Partners, and their respective partners, members, officers, directors and Affiliates (and the managers, members, officers, directors, agents and employees of each of the foregoing) from and against any claim, loss, expense, damage or injury suffered or sustained by them, solely by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with the Partnership or this Agreement, including, without limitation, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except (i) that the Partnership shall not be responsible under this Section 8.8 to an indemnified party for any claim, loss, expense, damage or injury to the extent it is (A) finally determined by a court of competent jurisdiction to have resulted solely from such indemnified party’s willful misconduct or gross negligence or (B) actually paid by any Subsidiaries of the Partnership to such indemnified party and (ii) as may be limited by the Limited Partnership Act.

(b)           The right to indemnification conferred in this Section 8.8 shall include the right to be paid by the Partnership the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Limited Partnership Act requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Partnership of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.8 or otherwise.

(c)           The right to indemnification and the advancement of expenses conferred in this Section 8.8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of Limited Partners or otherwise.

Section 8.9.            Certain Additional Duties.  At the request of a Majority-in-Interest of the Limited Partners, the General Partner shall take such reasonable actions as may be directed by the Majority-in-Interest of the Limited Partners (including modifications to the provisions of this Article 8 from time to time), to the extent necessary, so as to preclude any of the Limited Partners and their Affiliates from being deemed to be a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “public utility company” under the 1935 Act or any other similar state of federal law, or as a “public utility” under the Federal Power Act; provided, however, that in no event shall any such action or adjustment adversely affect the rights of any Limited Partner hereunder without the consent of such Limited Partner.

ARTICLE IX

TRANSFERS OF INTERESTS BY PARTNERS; PREEMPTIVE RIGHTS

Section 9.1.            General.

(a)           Except as contemplated by Sections 9.3, 9.6, 9.7 and 9.13 hereof, no Partner may sell, assign, pledge or in any manner dispose of (including, without limitation, through derivative transactions) or create or suffer the creation of, a security interest in or any encumbrance on all or a portion of its Interest in the Partnership (the commission of any such act being referred to as a “Transfer,” any person who effects a Transfer being referred to as a “Transferor” and any person to whom a Transfer is effected being referred to as a “Transferee”), except in accordance with the terms and conditions set forth in this Article IX.  No Transfer of an Interest in the Partnership shall be effective until such time as all requirements of this Article IX have been satisfied and, if consents, approvals or waivers are required by the General Partner and/or the Limited Partners, all of same shall have been confirmed in writing by such Partner or Partners.  All Partners shall use reasonable efforts to effectuate any Transfers to be made in accordance with this Article IX.  Any Transfer or purported Transfer of an Interest in the Partnership not made in accordance with this Agreement shall be null and void (a “Void Transfer”) and of no force or effect whatsoever.  Any amounts otherwise distributable under Article V in respect of an Interest in the Partnership that has been the subject of a Void Transfer may be withheld by the General Partner until the Void Transfer has been rescinded, whereupon the amount withheld shall be distributed without interest.

(b)           Except as specifically contemplated hereby or agreed to by Three-Fourths-in-Interest of the Limited Partners at the time of such agreement, no Partner shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Interest nor shall any Partner enter into any agreements or arrangements of any kind with any Person with respect to any interest inconsistent with the provisions of this Agreement nor shall any Partner act, for any reason, as a member of a group or in concert with any other Persons (other than Permitted Transferees) in connection with the acquisition, disposition or voting of Interests in any manner which is inconsistent with the provisions of this Agreement.

(c)           None of the restrictions contained in this Agreement with respect to Transfers of Interests (other than those set forth in Section 9.4) shall apply to any Transfer to a Permitted Transferee.

Section 9.2.            Transfer of Interest by General Partner.

(a)           Except as contemplated by Section 9.7, the General Partner may not Transfer all or any portion of its Interests (including any rights to distributions pursuant to Article V hereof), unless such Transfer is approved by Three-Fourths-in-Interest of the Limited Partners).

(b)           No Transferee of the General Partner’s Interest in the Partnership shall be admitted to the Partnership as a General Partner solely by reason of such Transfer unless such Transferee is one of the Original Limited Partners or one of its Affiliates and such Transfer does not result in a breach of this Agreement.  Unless a Transferee of the General Partner’s Interest in the Partnership is admitted as a successor general partner pursuant to the terms of this Agreement, it shall have none of the powers of a General Partner hereunder and shall have only such rights of an assignee under the Limited Partnership Act as are consistent with this Agreement.

(c)           As of the date hereof, all of the interests of the General Partner in the Partnership are directly or indirectly owned only by those Persons described in clause (b) of the definition of Permitted Transferee.  The General Partner shall cause all of the interests of the General Partner in the Partnership to be owned, directly or indirectly, only by those Persons described in clause (b) of the definition of Permitted Transferee.  Nothing in this paragraph shall be deemed to limit the obligations of the General Partner in respect of Transfers of Interests contained elsewhere in this Agreement.

Section 9.3.            Transfer of Interest by Limited Partners.

(a)           Except as contemplated by Sections 9.6 and 9.7, or as agreed to by Three-Fourths-in-Interest of the Limited Partners, following the third anniversary of the Closing Date, any Limited Partner may Transfer all or any portion of its Interest, subject to the terms and conditions set forth in this Article IX and after compliance with the provisions of Sections 9.5 and 9.6 hereof.

(b)           Unless a Transferee of a Limited Partner’s Interest in the Partnership is admitted as a Substituted Limited Partner under this Section 9.3(b), it shall have none of the powers of a Limited Partner hereunder and shall have only such rights of an assignee under the Limited Partnership Act as are consistent with this Agreement.  No Transferee of a Limited Partner’s Interest shall become a Substituted Limited Partner unless such Transfer shall be made in compliance (after giving effect to Section 9.1(b)) with Sections 9.3(a), 9.4, 9.5, 9.6 and 9.7 hereof, to the extent the same are applicable to such Transfer.

(c)           Upon the Transfer of the entire Interest of a Limited Partner and effective upon the admission of its Transferee as a Limited Partner, the Transferor shall be deemed to have withdrawn from the Partnership as a Limited Partner.

(d)           Upon the death, disability, dissolution, withdrawal in contravention of Section 10.1 or the bankruptcy of a Limited Partner (the “Withdrawing Limited Partner”), the General Partner shall have the right to treat such Partner’s successor(s)-in-interest as assignee(s) of such Partner’s Interest, with none of the powers of a Limited Partner hereunder and with only such rights of an assignee under the Limited Partnership Act as are consistent with this Agreement.  For purposes of this Section 9.3(d), if a Withdrawing Limited Partner’s Interest is held by more than one Person (for purposes of this Paragraph, the “Assignees”), the Assignees shall appoint one Person with full authority to accept notices and distributions with respect to such Interest on behalf of the Assignees and to bind them with respect to all matters in connection with the Partnership or this Agreement.

Section 9.4.            Further Requirements.  In addition to the other requirements of Sections 9.2 and 9.3, and unless waived in whole or in part by the General Partner to the extent permitted hereby (including, without limitation, Section 9.4(c)(ii) below), no Transfer of all or any portion of an Interest may be made unless the following conditions are met:

(a)           The Transferor shall have paid all reasonable costs and expenses, including, without limitation, attorneys fees and disbursements and the cost of the preparation, filing and publishing of any amendment to this Agreement or the Certificate, incurred by the Partnership in connection with the Transfer;

(b)           The Transferor shall have delivered to the General Partner a fully executed copy of all transfer documents relating to the Transfer, including, without limitation, an Instrument of Transfer, executed by both the Transferor and the Transferee, and the agreement in writing of the Transferee to:

(i)            Be bound by the terms of this Agreement and by the conditions imposed upon such Transfer by the General Partner provided such conditions are consistent with the terms of this Agreement; and

(ii)           Assume all obligations of the Transferor under this Agreement relating to the Interest that is the subject of such Transfer;

(c)           The General Partner, after consultation with nationally recognized legal and other relevant advisors, shall have been reasonably satisfied, including at its option having received an opinion of counsel to the Partnership reasonably acceptable to the General Partner, that:

(i)            The Transfer will not cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes;

(ii)           The Transfer will not result in the termination of the Partnership for Federal income tax purposes;

(iii)          The Transfer will not result in the Partnership or any Partner or its Affiliates (other than the Partnership’s subsidiaries): (A) being subject to regulation as a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “public utility company” under the 1935 Act or any other similar state or federal law, or as a “public utility” under the Federal Power Act or (B) being subject to any other federal or state regulation that, in the reasonable discretion of the Majority-in-Interest of the Limited Partners, would have an adverse affect on the Limited Partners or any of their affiliates;

(iv)          The Transfer will not cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Code Section 7704; and

(v)           The Transfer will not violate any applicable Federal or state law, rule or regulation, including, without limitation, the Securities Act or any other applicable Federal or state securities laws, rules or regulations; and

(d)           The General Partner, after consultation with nationally recognized legal and other relevant advisors, shall have been reasonably satisfied that:

(i)            The Transfer will not cause some or all of the Partnership Assets to be “plan assets” or the trading and investment activity of the Partnership to constitute “prohibited transactions” under ERISA or the Code; and

(ii)           The Transfer will not cause the Partnership to be an investment company required to be registered under the Investment Company Act of 1940, as amended.

Any waivers from the General Partner under this Section 9.4 shall be given or denied in the sole discretion of the General Partner; provided that in no event shall the General Partner waive any of the requirements of Section 9.4(c).  The General Partner shall reflect each Transfer and admission authorized under this Article IX (including the terms and conditions imposed thereon by the General Partner pursuant to Section 9.4(b)(i)) by preparing an amendment to this Agreement dated as of the date of such Transfer.  The form and content of all documentation delivered to the General Partner under this Section 9.4 shall be subject to the approval of the General Partner, which approval may be granted or withheld in the General Partner’s reasonable discretion.  The provisions of this Section 9.4 do not apply to Transfers made by any Tag-Along Partner or Minority Holder pursuant to Sections 9.6 or 9.7 or Transfers in connection with a Public Offering.

Section 9.5.            Right of First Offer.

(a)           Except for transfers to Permitted Transferees and except in the case of a sale in connection with a Public Offering, following the third anniversary of the Closing Date, any Limited Partner (each, a “Selling Holder”) who desires to sell, assign or otherwise transfer any portion of its Interest shall first give written notice (a “Seller’s Notice”) to all other Limited Partners (the Limited Partners receiving such notice being referred to herein as the “Offeree(s)”) stating (i) the Selling Holder’s desire to make such transfer, (ii) the Interests proposed to be transferred (the “Offered Interest”) and (iii) the aggregate cash price which the Selling Holder proposes to be paid for the Offered Interest by the Offerees (the “First Offer Price”).

(b)           Upon receipt of the Seller’s Notice, each Offeree shall have the irrevocable and exclusive option to purchase at the First Offer Price up to that percentage of the Offered Interest determined by dividing the Interest owned by such Offeree by the total Interests owned by all Offerees (the “Proportionate Share”).  To the extent that any Offeree does not fully subscribe for its Proportionate Share of the Offered Interest, each other fully participating Offeree shall have an option to purchase that percentage of the Offered Interest not purchased by non-participating or partially participating Offerees determined by dividing the Interest owned by such fully participating Offeree by the total Interest owned by all fully participating Offerees.

To the extent that the Offerees do not subscribe for all the Offered Interest, the entire Offered Interest may be sold by the Selling Holder pursuant to Section 9.5(c).  Each Offeree’s option under this Section 9.5(b) shall be exercisable by a written notice to the Selling Holder, with copies to the Partnership, given within thirty (30) Business Days from the date of the Seller’s Notice.

(c)           If the Seller’s Notice shall be duly given, and if the Offerees shall not have exercised their option to purchase all of the Offered Interest at the First Offer Price, then the Selling Holder shall be free, for a period of ninety (90) days from the thirtieth Business Day following the date of the Seller’s Notice (except as may be extended to obtain any required governmental or regulatory approvals), to sell the Offered Interest not purchased by the Offerees to any third party Transferee at a pro rata cash price equal to or greater than the First Offer Price; provided that such sale complies with the provisions of Article IX of this Agreement.

(d)           If the proposed pro rata purchase price of a third party Transferee for the Offered Interest is less than the First Offer Price, the Selling Holder shall not sell or otherwise transfer any of the Offered Interest unless the Selling Holder shall first reoffer the Offered Interest at such lesser price to the Offerees by giving written notice (the “Reoffer Notice”) thereof, stating the Selling Holder’s intention to make such transfer at such lower price (the “Reoffer Price”).  Each Offeree shall then have the irrevocable and exclusive option to purchase the Offered Interest at the Reoffer Price, exercisable in the same proportions and manner as provided in Section 9.5(b).  To the extent that the Offerees do not then purchase all the Offered Interest, such Offered Interest may be sold by the Selling Holder to any third party Transferee within ninety (90) days following the thirtieth Business Day from the delivery of the Reoffer Notice (except as may be extended to obtain any required governmental or regulatory approvals), at a pro rata cash price equal to or greater than the applicable portion of the Reoffer Price; provided that such sale complies with the provisions of Article IX of this Agreement.

(e)           If the Offerees do not exercise their option to purchase the Offered Interest at the First Offer Price or at the Reoffer Price, and the Selling Holder shall not have sold the Offered Interest to any Transferee for any reason before the expiration of the 90-day period described in Section 9.5(d) (except as may be extended to obtain any required governmental or regulatory approvals), then the Selling Holder shall not give a Seller’s Notice with respect to a transaction which would require compliance with this Section 9.5 for a period of two months from the last day of such 90-day period (or longer period as herein provided).

(f)            The closing of all purchases pursuant to the first offer rights granted under this Section 9.5 shall take place at such place as may be mutually acceptable to the parties thereto at 10:00 a.m. local time on the later of (x) the fifth Business Day following the delivery to the Selling Holder of all notices exercising such first offer rights with respect to all of the Offered Securities to be sold by the Selling Holder or (y) the fifth Business Day following the receipt of all required approvals of any governmental or regulatory authority applicable to such purchases, or at such other time and/or place as the parties to such purchases may agree.  At such closing, (i) the Selling Holder shall assign and transfer to each Offeree purchasing a portion of the Interest good and valid title to the portion of the Interest being purchased by them, by delivery of such instruments of transfer as the Partnership or the Offeree shall reasonably request; and (ii) the Offeree purchasing a portion of the Interest shall pay to the Selling Holder the purchase price for the portion of the Interest being purchased by the Offeree in cash, by delivery of a certified or bank check or by wire transfer of immediately available funds to such account as the Selling Holder shall direct by written notice delivered to each Offeree not later than two (2) Business Days before such closing.

(g)           Notwithstanding the foregoing, the provisions of this Section 9.5 shall terminate, and be of no further force and effect, upon the earlier to occur of (i) any Equity Event or (ii) the fifth anniversary of the Closing Date.

Section 9.6.            Tag-Along Rights.

(a)           If at any time following compliance with the provisions of Section 9.5 (if applicable) a Limited Partner (a “Tag-Along Transferor”) is otherwise permitted to Transfer its Interests (other than in connection with a Public Offering or a Transfer pursuant to Section 9.13) under this Agreement and wishes to Transfer a portion of its Interest (other than to a Permitted Transferee), which, when added to the Interests already transferred thereby (and/or by its Special Permitted Transferees) exceeds 1% of the aggregate Limited Partnership Interests outstanding, to any Person other than a Special Permitted Transferee (a “Tag-Along Transferee”), each other Limited Partner (each a “Tag-Along Partner”) shall have the right (“the “Tag-Along Right”) to require, as a condition to such Transfer by the Tag-Along Transferor, that the Tag-Along Transferee purchase from such Tag-Along Partner, that portion of the Interest owned by such Tag-Along Partner equaling the number derived by multiplying the total Interest owned by such Tag-Along Partner by a fraction, the numerator of which is the actual Interest to be Transferred to the Tag-Along Transferee by the Tag-Along Transferor, and the denominator of which is the aggregate Interest owned by the Tag-Along Transferor immediately prior to such Transfer.  In the event the Tag-Along Transferee is unwilling to purchase the aggregate Interest that the Tag-Along Transferor and the Tag-Along Partners (and each of them) desire to Transfer to the Tag-Along Transferee pursuant hereto, the Interest that each of the Tag-Along Transferor and each Tag-Along Partner shall be entitled to Transfer to the Tag-Along Transferee shall be calculated as follows:

(i)            Each Tag-Along Partner who desires to Transfer a portion of its Interest to the Tag-Along Transferee shall be entitled to Transfer that portion of its Interest equal to the Interest which such Tag-Along Partner properly sought to Transfer to such Tag-Along Transferee, by operation of the prior paragraph, multiplied by a fraction, the numerator of which is the total Interest which the Tag-Along Transferee is willing to acquire and the denominator of which is the total Interest which the Tag-Along Transferor and all of the Tag-Along Partners properly sought to Transfer to such Tag-Along Transferee by operation of the prior paragraph; and

(ii)           The Tag-Along Transferor shall be entitled to Transfer that portion of its Interest equal to the Interest which the Tag-Along Transferee is willing to acquire, minus the total Interest which the participant Tag-Along Partners are entitled to Transfer to such Tag-Along Transferee, as determined in accordance with clause (i) above.

(b)           For the purpose of the foregoing, if more than one Transfer subject to the terms of this Section 9.6 is occurring substantially concurrently to a single Tag-Along Transferee, the rights of the Tag-Along Partners hereunder shall be aggregated.

(c)           Any attempted Transfer by a Tag-Along Transferor which is subject to this Section 9.6 but does not comply with the requirements of this Section 9.6 shall be null and void.

(d)           Any Tag-Along Transferor which proposes to Transfer any Interest pursuant to any transaction subject to this Section 9.6 shall notify each Tag-Along Partner in writing of each such proposed Transfer (a “Tag-Along Offer Notice”).  Such Tag-Along Offer Notice shall set forth: (i) the name of the Tag-Along Transferee, (ii) the aggregate Interest proposed to be Transferred, (iii) the proposed amount and form of consideration and material terms and conditions, including payment, offered by the Tag-Along Transferee (the “Tag-Along Transfer Terms”), (iv) the total of the aggregate Interest owned by such Tag-Along Transferor, and (v) a statement to the effect that the Tag-Along Transferee has been informed of the “tag-along right” provided for in this Section 9.6 and has agreed to purchase the Interest subject hereto.  The Tag-Along Right may be exercised by any Tag-Along Partner by delivery of a written notice to the Tag-Along Transferor (the “Tag-Along Notice”) within fifteen (15) Business Days following delivery of the Tag-Along Offer Notice (the “Tag-Along Notice Deadline”); provided that the failure by any Tag-Along Partner to provide the Tag-Along Notice on or before the Tag-Along Notice Deadline shall be deemed to be an election by such Tag-Along Partner not to exercise the Tag-Along Right with respect to the transaction described in the Tag-Along Offer Notice.

(e)           Upon delivery of a Tag-Along Notice, such Tag-Along Partners shall be entitled to sell to the Tag-Along Transferee on the Tag-Along Transfer Terms subject to Section 9.6(f) and as adjusted to reflect the size of the Interest to be transferred.  In the event that none of the Tag-Along Partners elect to participate in the Transfer described in the Tag-Along Offer Notice, the Tag-Along Transferor shall have the right to Transfer the portion of its Interest proposed to be Transferred to the Tag-Along Transferee subject to the following:

(i)            such Transfer shall be consummated within ninety (90) days following the Tag-Along Notice Deadline (except as may be extended to obtain any required governmental or regulatory approvals);

(ii)           such Transfer shall be of the portion of its Interest proposed to be Transferred, to the Tag-Along Transferee, for the price, and upon all other of the material terms and conditions, set forth in the Tag-Along Offer Notice; and

(iii)          such Transfer must in all events be made in compliance with the provisions of this Agreement.

(f)            No Tag-Along Partner shall be required to make any representation or warranty, or enter into any agreement, in respect of the Tag-Along Transfer which has not been made or entered into by the Tag-Along Transferor.  Notwithstanding the foregoing no Tag-Along Partner shall be required (x) to enter into a covenant not to compete in respect to any such transaction or (y) make any representation or warranty other than (A) as to its authority to enter into such transaction and perform its obligations in respect thereof, the enforceability against it of all agreements in respect of such transaction to which it is a party, and its good title to the Interests to be transferred, free and clear of all liens, claims and encumbrances other than those that may arise under this Agreement and (B) such representations and warranties as to the Partnership, its Subsidiaries and their respective businesses, assets and liabilities made by the Tag-Along Transferor so long as such Tag-Along Partner’s liability in respect of the representations and warranties described in this clause (B) does not exceed the consideration received by such Partner in such transaction.  In the case of any indemnity required in respect of any breach of representation or warranty described in clause (y)(B) of the immediately preceding sentence, the consideration received by all Partners shall be recomputed on the basis that the aggregate consideration paid in such transaction was reduced by all such indemnity payments.

(g)           At the closing of the Transfer of Interests to any Tag-Along Transferee (the date of which the Tag-Along Transferor shall give each participating Tag-Along Partner at least five (5) Business Days’ prior written notice), the Tag-Along Transferee shall remit to each such Partner the consideration for the total sales price of the Interest of such Partners sold pursuant hereto, against delivery by such Partners of such evidences of ownership of the Partners’ Interest as may be reasonably requested by the Tag-Along Transferee, and the compliance by such Partners with any other conditions to closing generally applicable to the Tag-Along Transferor and all participating Tag-Along Partners.

(h)           Notwithstanding the foregoing, the provisions of this Section 9.6 shall terminate, and be of no further force and effect, upon any Equity Event.

Section 9.7.            Bring-Along Rights.  Subject to compliance with Section 9.5 (if applicable), if, at any time subsequent to the third anniversary of the Closing Date, any Limited Partner or any group of holders of Interests acting together or pursuant to a common plan or arrangement (in either case, a “Control Holder”) proposes, to effect a Transfer of an Interest or Interests representing a majority of the Limited Partners’ Interests (a “Control Sale”) to a third-party that is not an Affiliate of the Control Holder (a “Control Purchaser”), such Control Holder shall have the right (a “Bring-Along Right”), exercisable upon ten Business Days’ prior written notice to the other Limited Partners and the General Partner (each, a “Minority Holder”), to require the Minority Holders to sell their respective Interests (or the same proportion thereof as such Control Holder proposes to sell) to such party upon the same terms and conditions as the Control Holder exercising the Bring-Along Right.  Each Bring-Along Notice shall describe in reasonable detail the proposed terms of the proposed Control Sale, including, without limitation, (i) the name and address of the Control Purchaser, (ii) the proposed amount and form of consideration to be paid by the Control Purchaser to the Control Holder, and (iii) any other material terms or conditions of such proposed Control Sale, and shall include a statement to the effect that the proposed Control Purchaser has been informed of the Bring-Along Right.  Section 9.5 shall not apply to sales of Interest resulting from the exercise of a Bring-Along Right in accordance with this Section 9.7.

No Minority Holder shall be required to make any representation or warranty, or enter into any agreement, in respect of the Control Holder which has not been made or entered into by the Control Holder.  Notwithstanding the foregoing no Minority Holder shall be required (x) to enter into a covenant not to compete in respect to any such transaction or (y) make any representation or warranty other than (A) as to its authority to enter into such transaction and perform its obligations in respect thereof, the enforceability against it of all agreements in respect of such transaction to which it is a party, and its good title to the Interests to be transferred, free and clear of all liens, claims and encumbrances other than those that may arise under this Agreement and (B) such representations and warranties as to the Partnership, its Subsidiaries and their respective businesses, assets and liabilities made by the Control Holder so long as such Minority Holder’s liability in respect of the representations and warranties described in this clause (B) does not exceed the consideration received by such Partner in such transaction.  In the case of any indemnity required in respect of any breach of representation or warranty described in clause (y)(B) of the immediately preceding sentence, the consideration received by all Partners shall be recomputed on the basis that the aggregate consideration paid in such transaction was reduced by all such indemnity payments.

Section 9.8.            Consequences of Transfers Generally.

(a)           In the event of any Transfer or Transfers permitted under this Article IX, the Transferor and the Interest in the Partnership that is the subject of such Transfer shall remain subject to this Agreement, and the Transferee shall hold such Interest in the Partnership subject to all unperformed obligations of the Transferor and shall agree in writing to the foregoing if requested by the General Partner.  Any successor or Transferee hereunder or any successor general partner shall be subject to and bound by this Agreement as if originally a party to this Agreement.

(b)           Unless a Transferee of a Limited Partner’s Interest becomes a Substituted Limited Partner, such Transferee shall have no right to obtain or require any information or account of Partnership transactions, or to inspect the Partnership’s books or to vote on Partnership matters.  Such a Transfer shall, subject to the last sentence of Section 9.1, merely entitle the Transferee to receive the share of distributions, Net Income, Net Loss and items of income, gain, deduction and loss to which the transferring Limited Partner otherwise would have been entitled.  Each Limited Partner agrees that such Limited Partner will, upon request of the General Partner, execute such certificates or other documents and perform such acts as the General Partner deems appropriate after a Transfer of that Limited Partner’s Interest in the Partnership (whether or not the Transferee becomes a Substituted Limited Partner) to preserve the limited liability of the Limited Partners under the laws of the jurisdictions in which the Partnership is doing business.

(c)           The Transfer of a Limited Partner’s Interest in the Partnership and the admission of a Substituted Limited Partner shall not be cause for dissolution of the Partnership.

Section 9.9.            Capital Account.  Any Transferee of a Partner admitted as a Partner under this Article IX shall succeed to the portion of the Capital Account so Transferred to such Transferee.

Section 9.10.          Additional Filings.  Upon the admission of a Substituted Limited Partner under Section 9.3, the General Partner shall cause to be executed, filed and recorded with the appropriate governmental agencies such documents (including amendments to this Agreement) as are required to accomplish such substitution.

Section 9.11.          Transfers in a Registered Public Offering.  The Partners agree to cooperate and take such actions and execute such documents as are required in the event (i) the General Partner with the consent of the Majority-in-Interest of the Limited Partners or (ii) the Majority-in-Interest of the Limited Partners elects for any reason to “convert” the Partnership into a corporation or limited liability company; provided that, in such event, all of the rights, obligations, preferences, etc. of all of the Partners and the Partnership shall be preserved within the new form unless otherwise contemplated by this Agreement or unless deemed inappropriate in the discretion of the General Partner with the consent of the Majority-in-Interest of the Limited Partners by virtue of the circumstances giving rise to such “conversion.”  If the Partnership converts into a tax opaque organization, such as a corporation, the proviso to the immediately preceding sentence shall not be deemed to require continuation of distributions pursuant to Sections 5.1(b) and 5.2.  An incorporation is not an Equity Event, and the documentation of the new form shall provide that the rights and obligations that accrue as a result of an Equity Event shall accrue upon the occurrence of comparable events in the new form.

Section 9.12.          Preemptive Rights.

(a)           In the event that the Partnership proposes to solicit additional Capital Contributions or issue, grant or sell Interests or any securities exchangeable or convertible into Interests (or any warrants, options or rights with respect thereto) (collectively, “Preemptive Securities”), the Partnership shall first give to the Original Limited Partners and Stockwell Fund, L.P. (including, in each case, their respective Permitted Transferees, the “Preemptive Offerees”) a notice (the “Preemptive Notice”) setting forth in reasonable detail the aggregate amount of Preemptive Securities proposed to be issued or sold and the price and other terms on which such Preemptive Securities are proposed to be issued or sold and the amount of the Preemptive Securities that can be purchased by each such Preemptive Offeree as determined below.  Each Preemptive Offeree shall thereafter have the preemptive right (subject to the Partnership’s right to not accept the Preemptive Offerees’ offer to purchase the Preemptive Securities, as described below), exercisable by notice to the Partnership no later than ten (10) Business Days after the Preemptive Notice is given, to purchase up to the full amount of Preemptive Securities set forth in respect of such Preemptive Offeree in the Preemptive Notice for the price and other terms set forth in the Preemptive Notice.  Any notice by a Preemptive Offeree exercising its right to purchase Preemptive Securities pursuant to this Section 9.12 shall constitute an irrevocable commitment to purchase from the Partnership up to the amount of Preemptive Securities specified in such notice.  The amount of the Preemptive Securities which may be purchased by each Preemptive Offeree hereunder shall be determined by multiplying (i) the total amount of Preemptive Securities being offered by (ii) the fraction obtained by dividing (x) the Percentage Interest of such Preemptive Offeree by (y) the aggregate amount of all Percentage Interests of all Preemptive Offerees.  In the event that the aggregate amount of Preemptive Securities specified in the notices of all Preemptive Offerees is not sufficient to purchase all of the Preemptive Securities specified in the Preemptive Notice, then the Partnership shall sell to the Preemptive Offerees all of the Preemptive Securities specified in such Preemptive Offerees’ notices delivered hereunder and sell to a third party, pursuant to paragraph (b) below, any remaining Preemptive Securities.  If the Preemptive Offerees exercise their preemptive rights set forth in this Section 9.12 and thereby agree to acquire all of the Preemptive Securities specified in the Preemptive Notice, then the closing of the purchase shall take place on the thirtieth Business Day after the delivery of the Preemptive Notices referred to above, as specified by the Partnership in a notice to the Preemptive Offerees delivered at least two (2) Business Days prior thereto.  If the Partnership shall also issue, grant or sell Preemptive Securities to Persons other than the Preemptive Offerees pursuant to paragraph (b) below, then the closing of the issuance of such Preemptive Securities to the Preemptive Offerees that have exercised their preemptive rights hereunder shall take place at the same time as the closing of such issuance, grant or sale to such other Persons.

(b)           From the expiration of the 10 Business Day period first referred to in Section 9.12(a) and for a period of 90 days thereafter, the Partnership may offer, issue, grant and sell to any Person other than the Preemptive Offerees, any remaining Preemptive Securities having the terms set forth in the Preemptive Notice relating to such Preemptive Securities for a price and other terms no less favorable to the Partnership, and including no less cash, than those set forth in such Preemptive Notice (without deduction for reasonable underwriting, sales agency and similar fees payable in connection therewith); provided, however, that the Partnership may not issue, grant or sell Preemptive Securities in an amount greater than the amount set forth in such Preemptive Notice.

(c)           No Preemptive Securities shall be issued by the Partnership unless the Partnership has first complied with the provisions of this Section 9.12.  This Section 9.12 shall not apply to the issuance of Preemptive Securities pursuant to (i) any employee benefit plan, employment contract, or any similar benefit or incentive program or agreement, where the primary purpose of such plan, program or agreement is not to raise funds for the Partnership, or (ii) any acquisition by the Partnership or any of its Subsidiaries of another business entity or assets to be used in the business of the Partnership, in each case, if approved pursuant to Section 8.3(b), where the primary purpose of such plan, program or agreement is not to raise funds for the Partnership.

(d)           If the Partnership issues, grants or sells any Preemptive Securities in accordance with the provision of this Section 9.12, this Agreement shall be amended as necessary to reflect the terms of such Preemptive Securities.

(e)           The preemptive rights set forth above in this Section 9.12 shall terminate upon the occurrence of an Equity Event.

Section 9.13.          Required Transfers.  If (i) it shall become unlawful for any Partner to continue to hold some or all of the Interests held by such Partner or, (ii) by reason of legal or regulatory restrictions, continuing to hold such Interest is reasonably expected by a Limited Partner to cause such Limited Partner (excluding any Affiliated Limited Partner) to be subject to regulation as a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “public utility company” under the 1935 Act or any similar state or federal law, or as a “public utility” under the Federal Power Act, then such Partner may, at any time following the date three Business Days after the delivery by such Partner to each other Partner of notice of the existence of any such restriction, subject to the provisions of Section 9.5 hereof Transfer all or any portion of the Interests held by such Partner free of any restrictions (other than those restrictions required by federal or state securities laws).  In connection therewith, the Partnership and the General Partner, shall assist such Partner in disposing of the Interests held by it in a prompt and orderly manner, and (at the request of such Partner) the Partnership shall make available (and authorize such Partner to make available through the Partnership) financial and other information concerning the Partnership, Holding Company and its Subsidiaries (including, without limitation, the information described in Rule 144A(d)(4) under the Securities Act) to any prospective purchaser of such Interest (it being agreed that each such prospective purchaser shall be either an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A(d)(1) under the Securities Act to the extent that such Interests are “restricted securities” as such term is defined in Rule 144 under the Securities Act.)  The Partnership may require that each such prospective purchaser keep confidential, pursuant to customary confidentiality requirements, any information received by it pursuant to this provision.

ARTICLE X

WITHDRAWAL OF PARTNERS; TERMINATION OF PARTNERSHIP;
LIQUIDATION AND DISTRIBUTION OF ASSETS

Section 10.1.          Withdrawal of Partners; Removal of General Partner.

(a)           Except as otherwise specifically permitted in this Agreement, no Partner shall at any time retire or withdraw from the Partnership.  Any Partner retiring or withdrawing in contravention of this Section 10.1 shall indemnify, defend and hold harmless the Partnership and all other Partners from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Partnership or any other Partner arising out of or resulting from such retirement or withdrawal.

(b)           The General Partner may resign, withdraw or dissolve as such at any time after the third anniversary of the Closing Date, following the giving of ninety (90) days prior written notice thereof to the Limited Partners.  Notwithstanding the foregoing, no such resignation, withdrawal or dissolution shall be effective until a successor general partner has been appointed in accordance with paragraph (f) below and has acknowledged its appointment as such as provided in paragraph (g) below.  In either event, upon the effective date of such resignation, withdrawal or dissolution, the General Partner shall deliver such records maintained by the General Partner in connection with its duties hereunder and other information with respect to the Partnership as such successor may reasonably request.

(c)           The General Partner may be removed from the Partnership for Cause (as defined below), upon the death or Permanent Disability (as defined below) of Lewis Eisenberg and as otherwise specifically provided in this Section 10.1(c).  “Permanent Disability” means Lewis Eisenberg becomes physically or mentally incapacitated and is therefore unable for a period of three (3) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, to perform his duties to manage the General Partner and the Partnership.  Any question as to the existence of the Permanent Disability of Lewis Eisenberg as to which Lewis Eisenberg and the Limited Partners cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Lewis Eisenberg and the Limited Partners.  If Lewis Eisenberg and the Limited Partners cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing.  The determination of Permanent Disability made in writing to Lewis Eisenberg and the Limited Partners shall be final and conclusive for all purposes of this.  “Cause” means the General Partner:

(i)            has been convicted of a felony;

(ii)           has committed fraud against the Partnership;

(iii)          has acted or omitted to take action on behalf of the Partnership which act or omission constitutes gross negligence or willful misconduct;

(iv)          has breached any material provision of this Agreement or any of its fiduciary duties hereunder, in any case, which has resulted in a material adverse effect on the Partnership; provided, the General Partner has not cured such breach within a reasonable amount of time after the Majority-in-Interest of the Limited Partners have notified the General Partner of such breach;

(v)           has commenced any proceeding or filed any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency or receivership or similar law; consented to the institution of or failed to contest in a timely and appropriate manner any such proceeding or filing; applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the General Partner; filed an answer admitting the material allegations of a petition filed against it in any such proceeding; made a general assignment for the benefit of creditors; admitted in writing its inability or failed generally to pay its debts as they become due; or taken any action for the purpose of effecting any of the foregoing;

(vi)          has liquidated, dissolved or otherwise ceased to be in existence;

(vii)         has made any Controllable Management Decision that, in the reasonable judgment of a Majority-in-Interest of the Limited Partners, has resulted in, or will result in, a Material Failure to achieve the business plan;

(viii)                        has suffered a change in control not otherwise permitted under this Agreement; or

(ix)                                has failed to comply with applicable laws.

The foregoing clause (vii) will not be considered as “Cause” for any other purpose under this Agreement.  Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstance constituting Cause has occurred or exists; provided, that any removal of the General Partner for Cause shall be effected by a Majority-in-Interest of the Limited Partners.

(d)           If the General Partner is removed from the Partnership pursuant to this Section 10.1 or otherwise withdraws or resigns as General Partner, the General Partner shall have none of the powers of a General Partner and shall be admitted to the Partnership as a Substituted Limited Partner, and, prior thereto, the General Partner shall cause each nominee of the General Partner on the board of directors of any Subsidiary of the Partnership to resign from such board of directors.  Upon such admission as a Substituted Limited Partner, (i) solely with respect to allocations and distributions under this Agreement, all references to “General Partner” shall be deemed thereafter to be references to such Substituted Limited Partner, (ii) other than in the case of death or Permanent Disability, the Percentage Interest of such Substituted Limited Partner will be reduced by 50%, (iii) such Substituted Limited Partner shall no longer be entitled to any fees pursuant to Section 8.4(c) hereof; provided, however, any amounts accrued under Section 8.4(c) prior to the date of removal shall continue to accrue and shall be paid as promptly as practicable as and when such funds become available and (iv) any references to Lewis Eisenberg, shall be deemed to be references to the controlling person or managing member, if any, of the successor General Partner.  Any allocations and distributions to be made to the successor general partner shall be agreed upon by the successor general partner and a Three-Fourths-in-Interest of the Limited Partners in accordance with Section 10.2(a) hereof.  At the time the successor general partner is elected as successor general partner, this Agreement shall be amended and restated to reflect the allocations and distributions determined in accordance with this Section 10.1(d).  Any failure to so amend and restate this Agreement will in no way affect the rights of the Substituted Limited Partner to receive the allocations and distributions transferred to such Substituted Limited Partner hereunder.

(e)           All remedies (including, without limitation, the removal of the General Partner) provided in this Agreement are cumulative.  This Agreement’s providing for any remedy in any circumstance shall not be deemed to imply that such remedy is exclusive in such circumstance or is not available in any other.

(f)            A successor General Partner shall be elected by the Three-Fourths-in-Interest of the Limited Partners, which successor General Partner shall have similar skills and management expertise of the General Partner then removed.  Any allocations and distributions to be made to the successor General Partner shall be agreed upon by the successor General Partner and a Majority-in-Interest of the Limited Partners.  At the time the successor General Partner is elected as General Partner, this Agreement shall be amended and restated to reflect the allocations and distributions determined in accordance with this Section 10.1(f).

(g)           Upon written acknowledgment by a successor general partner appointed in accordance with the foregoing provisions of this Section 10.1 of its agreement to serve as general partner hereunder, the General Partner shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement which may arise after the date of the appointment of such successor general partner, the provisions of Section 10.1(d) hereof shall apply to the resigning or withdrawing General Partner, and, except as described in Section 10.1(d) hereof, such successor general partner shall for all purposes hereof be the General Partner.

Section 10.2.          Dissolution of Partnership.

(a)           The Partnership shall be dissolved, wound up and terminated as provided herein upon the first to occur of the following:

(i)                                     The Dissolution Date;

(ii)                                  The termination of the Purchase Agreement in accordance with the terms thereof;

(iii)                               The sale or other disposition of all or substantially all of the Partnership’s assets;

(iv)                              The removal, withdrawal, resignation, dissolution or bankruptcy of the General Partner (“Event of Withdrawal”); or

(v)                                 The occurrence of any event that renders it unlawful to continue the business of the Partnership.

provided, however, that upon the occurrence of an Event of Withdrawal, the remaining Partners may, by written consent of a Three-Fourths-in-Interest of the Limited Partners (or such higher percentage as may be required under the Limited Partnership Act at any such time), elect a successor general partner and continue the business of the Partnership prior to application of the liquidation provisions of this Article X, such action to be taken within 90 days after such Event of Withdrawal.  If the Partnership is continued under this Section 10.2(a), the successor general partner shall have the rights, powers and obligations of the General Partner under this Agreement (excluding, however, obligations of the General Partner to the Limited Partners occasioned by the General Partner’s removal or wrongful resignation or withdrawal as General Partner), and shall have such interest in the Net Income, Net Loss and items of income, gain, deduction and loss and distributions of the Partnership as shall be agreed upon by the successor general partner and a Three-Fourths-in-Interest of the Limited Partners, upon execution of a written acceptance of this Agreement.  Except as otherwise required by law or as expressly provided for herein, the Limited Partners shall have no power to dissolve the Partnership without the consent of the General Partner; provided that nothing herein shall be construed to limit the ability to remove the General Partner pursuant to Section 10.1 hereof.

(b)           Subject to the exception provided by Section 10.2(a), upon the dissolution of the Partnership, the General Partner or, if an Event of Withdrawal has occurred with respect to the General Partner, then a liquidating agent appointed by a Majority-in-Interest of the Limited Partners (the General Partner or the liquidating agent appointed by a Majority-in-Interest of the Limited Partners, as the case may be, being referred to as the “Liquidator”), shall wind up the affairs of the Partnership and liquidate the Partnership’s Assets; provided that, notwithstanding anything in the Agreement to the contrary, the Liquidator shall effect all liquidating distributions as promptly as practicable after the occurrence of any event described in Section 10.2(a)(iii).  The Partners shall continue to share all Net Income, Net Loss and items of income, gain, deduction and loss and distributions during the period of liquidation in accordance with Articles IV and V.  The Liquidator shall have unlimited discretion to determine the time (not to exceed two years or such longer time as may be approved by a vote of Three-Fourths-in-Interest of the Limited Partners), manner and terms of any sale(s) of Partnership Asset(s) pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

(c)           The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Partnership in connection with the liquidation and termination of the Partnership that the General Partner would have with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidator is hereby empowered to execute any and all documents appropriate to effectuate the liquidation and termination of the Partnership.

(d)           Notwithstanding the foregoing, a Liquidator which is not the General Partner shall not be deemed a Partner in the Partnership and shall not have any of the economic interests in the Partnership of a Partner, and such Liquidator shall be compensated for its services to the Partnership at customary and competitive rates for its services to the Partnership as reasonably determined by the Limited Partners.

Section 10.3.          Distribution in Liquidation.  The Partnership Assets shall be applied in the following order of priority:

(a)           First, to pay the costs and expenses of the winding up, liquidation and termination of the Partnership;

(b)           Second, to creditors of the Partnership, in the order of priority provided by law, including fees and reimbursements payable to the General Partner or its Affiliates (including, without limitation, any accrued and unpaid amounts payable pursuant to Section 8.7), but not including those liabilities (other than liabilities to the General Partner for any expenses of the Partnership paid by the General Partner or its Affiliates, to the extent the General Partner is entitled to reimbursement hereunder) to the Limited Partners or to the General Partner in their capacity as Partners;

(c)           Third, to establish reserves reasonably adequate to meet any and all contingent or unforeseen liabilities or obligations of the Partnership, provided that at the expiration of such period of time as the Liquidator may deem advisable, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed as hereinafter provided;

(d)           Fourth, to the Partners for loans, if any, made by them to the Partnership; and,

(e)           Fifth, to the Partners in accordance with Section 5.1.

If the Liquidator, in its sole discretion, determines that Partnership Assets other than cash are to be distributed, then the Liquidator shall cause the Value of the assets not so liquidated to be determined.  Such assets shall be retained or distributed by the Liquidator as follows:

(i)            The Liquidator shall retain assets having an appraised value, net of any liability related thereto, equal to the amount by which the net proceeds of liquidated assets are insufficient to satisfy the requirements of Subparagraphs (a), (b) and (c) of this Section 10.3; and,

(ii)           The remaining assets shall be distributed to the Partners in the manner specified in Sections 10.3(d) and (e).

If the Liquidator, in its sole discretion, deems it unfeasible or undesirable to distribute to each Partner its allocable share of each asset, the Liquidator may allocate and distribute specific assets to one or more Partners as the Liquidator shall reasonably determine to be fair and equitable, taking into consideration, inter alia, the Value of the assets and the tax consequences of the proposed distribution upon each of the Partners (including both distributees and others if any).  Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable.

Section 10.4.          Final Reports.  Within a reasonable time following the completion of the liquidation of the Partnership Assets, the Liquidator shall supply to each of the Partners a statement audited by the Accountants which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation and each Partner’s portion of distributions under Section 10.3.

Section 10.5.          Rights of Limited Partners.  Each Limited Partner shall look solely to the Partnership Assets for all distributions with respect to the Partnership and such Partner’s Capital Contribution (including return thereof), and such Partner’s share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner, any Limited Partner, the Liquidator or any of their Affiliates (other than the Partnership).  No Partner shall have any right to demand or receive property, other than cash, upon dissolution and termination of the Partnership.

Section 10.6.          Deficit Restoration.  Notwithstanding any other provision of this Agreement to the contrary, upon liquidation of a Partner’s Interest in the Partnership (whether or not in connection with a liquidation of the Partnership), no Partner shall have any liability to restore any deficit in its Capital Account.  In addition, no allocation to any Partner of any loss, whether attributable to depreciation or otherwise, shall create any asset of or obligation to the Partnership, even if such allocation reduces any Capital Account of any Partner or creates or increases a deficit in such Capital Account.  Also, it is the intent of the Partners that no Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership (however, if any court of competent jurisdiction requires any Limited Partner to return to the Partnership or to pay to any creditor any amount previously distributed to the Limited Partner by the Partnership, such obligation shall be the obligation of such Limited Partner and not of the General Partner or of the Partnership and if such court requires the General Partner to return to the Partnership or to pay to any creditor any amount previously distributed to the General Partner by the Partnership, such obligation shall be the obligation of the General Partner and not of the Partnership).  The obligations of the Partners to make Capital Contributions under Article III and pursuant to the Subscription Agreements are for the exclusive benefit of the Partnership and not of any creditor of the Partnership; neither is such creditor intended as a third-party beneficiary of this Agreement nor shall any such creditor have any rights hereunder, including, but without limitation, the right to enforce any capital contribution obligations of the Partners.

Section 10.7.          Termination.  The Partnership shall terminate when all property owned by the Partnership shall have been disposed of and the assets shall have been distributed as provided in Section 10.3.  The Liquidator shall then execute and cause to be filed a Certificate of Cancellation of the Partnership.

ARTICLE XI

ADMISSION OF ADDITIONAL LIMITED PARTNERS

Section 11.1.          Admission of Additional Limited Partners.

(a)           Subject to paragraph (b) of this Section 11.1, Section 8.3(b)(ii) and Section 9.12 hereof, the General Partner, at its option and in its sole discretion, may, on such terms as it shall determine in its sole discretion, at any time and from time to time admit one or more Persons as Additional Limited Partners.

(b)           Notwithstanding the provisions of paragraph (a) of this Section 11.1, no Person may be admitted as an Additional Limited Partner if such admission would cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes, cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Code Section 7704, violate or cause the Partnership to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act or any other applicable Federal or state securities laws, rules or regulations, cause the Partnership to be an investment company required to be registered under the Investment Company Act of 1940, as amended, cause any Limited Partner to be a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “public utility company” under the 1935 Act or any other similar state or federal law, or as a “public utility” under the Federal Power Act, or cause some or all of the Partnership Assets to be “plan assets” or the trading and investment activity of the Partnership to constitute “prohibited transactions” under ERISA and the Code.

(c)           Each Additional Limited Partner shall automatically be bound by all of the terms and conditions of this Agreement applicable to a Limited Partner.  Each Additional Limited Partner shall execute such documentation as may be requested by the General Partner pursuant to which such Additional Limited Partner agrees to be bound by the terms and provisions of this Agreement.

(d)           The General Partner shall reflect each admission authorized under this Article XI by preparing an amendment to this Agreement, dated as of the date of such admission, including, without limitation, an amendment to Schedule A attached hereto, to reflect such admission.

ARTICLE XII

NOTICES AND VOTING

Section 12.1.          Notices.  All notices, demands, consents or requests required or permitted under this Agreement must be in writing and shall be made by hand delivery, overnight courier service or telecopier (i) if to a Partner other than the General Partner, to the address or telecopy number set forth opposite such Partner’s name on Schedule A attached hereto and (ii) if to the General Partner or the Partnership, to the address or telecopy number set forth in Section 1.5; provided, however, any party may designate a different address or telecopy number by a notice similarly given to the Partnership.  Any such notice or communication shall be deemed given (i) when delivered by hand, if delivered on a Business Day, or the next Business Day after delivery by hand, if delivered by hand on a day that is not a Business Day; (ii) on the next Business Day after being deposited for next day delivery with Federal Express or a similar overnight courier; (iii) when receipt is acknowledged, if telecopied on a Business Day; and, (iv) the next Business Day following the day on which receipt is acknowledged if telecopied on a day that is not a Business Day.

Section 12.2.          Voting.  Any action requiring the affirmative vote of Limited Partners under this Agreement, unless otherwise specified herein, may be taken by vote at a meeting or, in lieu thereof, by consent of Limited Partners delivered to the General Partner with the required percentage in Interest in the Partnership, following notice to all the Limited Partners.  To the extent any vote of the Limited Partners not covered by this Agreement may be required under the Limited Partnership Act or any other law, the Limited Partners shall vote in accordance with their Voting Percentage.

Section 12.3.          Trimaran Funds.  Any notice to, or consent or agreement of, the portfolio manager of any of the Trimaran Funds shall be deemed notice to, or consent or agreement of, each Trimaran Fund.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT AND POWER OF ATTORNEY

Section 13.1.          Amendments.  Amendments to this Agreement which do not adversely affect the right of any Limited Partner in any material respect may be made by the General Partner without the consent of any Limited Partner through use of the Power of Attorney, if those amendments are for the purpose of admitting Additional Limited Partners or Substituted Limited Partners as permitted by this Agreement, including, without limitation, amendments to Schedule A hereto to reflect the admission of such Additional and Substituted Limited Partners and to reflect changes in the Capital Contributions of the Partners.  Amendments to this Agreement other than those described in the foregoing sentence may be made only if embodied in an instrument signed by the General Partner and Three-Fourths-in-Interest of the Limited Partners; provided, however, that, unless otherwise specifically contemplated by this Agreement, no amendment to this Agreement shall (i) without the prior consent of all Partners, change or alter this Section 13.1 or any provision requiring unanimous consent of Partners or (ii) without the prior consent of each of the Partners adversely affected thereby, increase the liability of any Limited Partner under this Agreement, decrease any Limited Partner’s relative interest in Net Income or items of income or gain and distributions or increase any Limited Partner’s relative interest in Net Loss or items of deduction or loss.  The General Partner shall send to each Limited Partner a copy of any amendment to this Agreement.

Section 13.2.          Amendment of Certificate.  In the event this Agreement shall be amended under Article XIII, the General Partner shall amend the Certificate to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

Section 13.3.          Power of Attorney.  Each Limited Partner hereby irrevocably constitutes and appoints the General Partner as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing to), verify, deliver, record and file, on its behalf, the following:  (i) any amendment to this Agreement which complies with the provisions of this Agreement and (ii) the Certificate and any amendment thereof required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Partnership or in the Capital Contributions of the Partners.  THIS POWER-OF-ATTORNEY IS A SPECIAL POWER-OF-ATTORNEY AND IS COUPLED WITH AN INTEREST IN FAVOR OF THE GENERAL PARTNER AND AS SUCH (I) SHALL BE IRREVOCABLE AND CONTINUE IN FULL FORCE AND EFFECT NOTWITHSTANDING THE SUBSEQUENT DEATH OR INCAPACITY OF ANY PARTY GRANTING THIS POWER-OF-ATTORNEY, REGARDLESS OF WHETHER THE PARTNERSHIP OR THE GENERAL PARTNER SHALL HAVE HAD NOTICE THEREOF; (II) MAY BE EXERCISED FOR A PARTNER BY A FACSIMILE SIGNATURE OF THE GENERAL PARTNER OR, AFTER LISTING ALL OF THE LIMITED PARTNERS, INCLUDING SUCH PARTNER, BY A SINGLE SIGNATURE OF THE GENERAL PARTNER ACTING AS ATTORNEY-IN-FACT FOR ALL OF THEM; AND, (III) SHALL SURVIVE THE DELIVERY OF AN ASSIGNMENT BY A LIMITED PARTNER OF THE WHOLE OR ANY PORTION OF ITS INTEREST IN THE PARTNERSHIP, EXCEPT THAT WHERE THE ASSIGNEE THEREOF HAS BEEN APPROVED BY THE GENERAL PARTNER FOR ADMISSION TO THE PARTNERSHIP AS A SUBSTITUTED LIMITED PARTNER, THIS POWER-OF-ATTORNEY GIVEN BY THE ASSIGNOR SHALL SURVIVE THE DELIVERY OF SUCH ASSIGNMENT FOR THE SOLE PURPOSE OF ENABLING THE GENERAL PARTNER TO EXECUTE, ACKNOWLEDGE, AND FILE ANY INSTRUMENT NECESSARY TO EFFECT SUCH SUBSTITUTION.

ARTICLE XIV

MISCELLANEOUS

Section 14.1.          Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.  It supersedes any prior agreement or understandings among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

Section 14.2.          Governing Law.  This agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the Limited Partnership Act and such other substantive laws of the State of Michigan as may be applicable to contracts made and to be performed entirely in the State of Michigan, without regard to choice of law provisions that would apply laws other than the laws of the State of Michigan.  To the maximum extent practicable and unless otherwise expressly provided for herein in respect of arbitration proceedings, this Agreement will be deemed to call for the performance of the terms hereof in Wayne County, Michigan.

Section 14.3.          Effect.  Except as otherwise specified herein, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and permitted assigns.

Section 14.4.          Pronouns and Number.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

Section 14.5.          Captions.  Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

Section 14.6.          Partial Enforceability.  If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 14.7.          Counterparts.  This Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages.  All of such counterpart signatures pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

Section 14.8.          Certain Indemnification.  Each assigning Limited Partner, Substituted Limited Partner and each assignee of any Interest in the Partnership (or portion thereof) shall indemnify and hold harmless the Partnership, the General Partner, each Affiliate of the General Partner and every other Limited Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of or arising from any actual or alleged misrepresentation, misstatement of facts or omission to state facts made (or omitted to be made) by such indemnifying party in connection with any Transfer or admission of a new Partner of all or any part of any Interest in the Partnership, against all losses, liabilities or expenses for which the Partnership or such other Person has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the indemnified party in connection with such action, suit or proceeding; provided, however, that the foregoing indemnification shall not be valid as to any

Partner who supplied the information which gave rise to any actual material misrepresentation, misstatement of facts or omission to state facts.

Section 14.9.          Waiver of Partition.  The Partners hereby agree that the Partnership Assets are not and will not be suitable for partition.  Accordingly, each of the Partners hereby irrevocably waives any and all rights (if any) that such Partner may have to maintain any action for partition of any of such assets.

Section 14.10.        Waiver of Jury.  Each of the Partners irrevocably waives the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

GENERAL PARTNER:

IRONHILL TRANSMISSION, LLC

By:
Name:
Title:

LIMITED PARTNERS:

KKR MILLENNIUM FUND, L.P.

By:	KKR ASSOCIATES MILLENNIUM L.P.,
its General Partner

	By:	KKR MILLENNIUM GP LLC, its
General Partner

By:
Member

KKR PARTNERS III, L.P. (SERIES A)

By:	KKR ASSOCIATES (STRATA) L.P., its
General Partner

	By:	STRATA LLC, its General Partner

By:
Member

LIMITED PARTNERS:

TRIMARAN FUND II, L.L.C.

By:	Trimaran Fund Management, L.L.C.,
its investment advisor

By:
Name:
Title:

TRIMARAN PARALLEL FUND II, L.P.

By:	Trimaran Fund Management, L.L.C.,
its investment advisor

By:
Name:
Title:

TRIMARAN CAPITAL, L.L.C.

By:	Trimaran Fund Management, L.L.C.,
its investment advisor

By:
Name:
Title:

CIBC EMPLOYEE PRIVATE EQUITY FUND (TRIMARAN) PARTNERS

By:	Trimaran Fund Management, L.L.C.,
its investment advisor

By:
Name:
Title:

CIBC MB INC.

By:	Trimaran Fund Management, L.L.C.,
its investment advisor

By:
Name:
Title:

LIMITED PARTNERS:

STOCKWELL FUND, L.P.

By:	Stockwell Managers, LLC, its general partner

By:
Name:
Title:

SCHEDULE A

TO PARTNERSHIP

AGREEMENT

Names, Addresses and Initial Capital Contributions of Partners

	Initial Capital Contribution	Percentage Interest
General Partner
Ironhill Transmission, LLC c/o Dykema Gossett PLLC 124 West Allegan, Ste. 800 Lansing, Michigan 48933 Attn: Albert Ernst	$500,000	0.450390%

Limited Partners
KKR Millennium Fund L.P. 9 West 57th Street New York, NY 10019	$145,683,181	65.614322%

KKR Partners III, L.P. 9 West 57th Street New York, NY 10019	$5,537,500	2.494037%

Trimaran Fund II, L.L.C. c/o Trimaran Fund Management, L.L.C., its portfolio manager 425 Lexington Avenue New York, New York 10017	$23,770,789	10.706138%

Trimaran Parallel Fund II, L.P. c/o Trimaran Fund Management, L.L.C., its portfolio manager 425 Lexington Avenue New York, New York 10017	$9,354,058	4.212979%

Trimaran Capital, L.L.C. c/o Trimaran Fund Management, L.L.C., its portfolio manager 425 Lexington Avenue New York, New York 10017	$1,434,544	0.646105%

CIBC Employee Private Equity Fund (Trimaran) Partners c/o Trimaran Fund Management, L.L.C., its portfolio manager 425 Lexington Avenue New York, New York 10017	$14,466,699	6.515664%

CIBC MB Inc. c/o Trimaran Fund Management, L.L.C., its portfolio manager 425 Lexington Avenue New York, New York 10017	$15,782,773	7.108411%

Stockwell Fund, L.P. 222 W. Adams Street Suite 1000 Chicago, IL 60606	$5,000,000	2.251953%

Total Capital Contributions	$221,529,544	100.00000%

2

EXHIBIT A

TO PARTNERSHIP

AGREEMENT

Form of Instrument of Transfer

The undersigned,                           (the “Assignor”), hereby assigns to                            (the “Assignee”) all [OR DESCRIBE APPROPRIATE PORTION] of its right, title and interest in and to International Transmission Holdings Limited Partnership, a Michigan limited partnership (the “Partnership”), and directs that all future distributions of cash and property and allocations of income, gain, loss, deduction and credit on account of said Interest be paid or allocated to the Assignee [OR DESCRIBE APPROPRIATE PORTION].  THIS ASSIGNMENT SHALL BECOME EFFECTIVE (and the Assignee entitled to distributions) ONLY UPON ACTUAL ACCEPTANCE OF THIS ASSIGNMENT BY THE GENERAL PARTNER OF THE PARTNERSHIP (the “General Partner”).

The Assignee represents and warrants to the Assignor and the Partnership under Article IX of the Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) that the following statements are true:

(i)            The Assignee has thoroughly read and understands the Partnership Agreement;

(ii)           The Assignee is experienced in investment and business matters;

(iii)          The Assignee has read the text of Rule 501(a)(1)-(8) of Regulation D under the Securities Act of 1933, as amended, and confirms that it is an “accredited investor” as described thereby;

(iv)          The Assignee is acquiring its Interest in the Partnership for its own account for investment purposes and not with a view to or for resale, distribution or other disposition, and has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition;

(v)           The Assignee understands that the limited partnership interests in the Partnership are not registered under the Act in reliance on the representations and warranties contained herein;

(vi)          The Assignee recognizes that the Partnership is a speculative venture and the Interests are speculative investments which involve a high degree of risk;

(vii)         The Assignee understands that various conflicts of interest arise out of the transactions between the Partnership, the Limited Partners and the General Partner and their respective affiliates;

(viii)        The Assignee understands that the transferability of the assigned interest in the Partnership is restricted under the provisions of the Agreement and that the Assignee

3

cannot expect to be able to liquidate the assigned interest in the Partnership readily in case of emergency;

(ix)           Unless otherwise indicated in this Instrument of Transfer, that the Assignee is the sole party in interest in the assigned interest and, as such, is vested with all legal and equitable rights in such interest;

(x)            The Assignee has not relied on the General Partner or any of its Affiliates or advisors in connection with any state, Federal or local income or other tax matter related to the Partnership or the Partnership Agreement and that such Assignee has looked solely to its own counsel and other advisors in connection with all such matters, including, without limitation, the characterization of the Partnership as a partnership for tax purposes and the allocations of income, gain, profits and losses under the Partnership Agreement;

(xi)           The address set forth on the signature page hereof is the Assignee’s true and correct principal place of business and is the only jurisdiction in which an offer to sell the Interests was made to the Assignee and the Assignee has no present intention of moving its principal place of business to any other state or jurisdiction;

(xii)  (a)  By checking below, the Assignee has indicated whether or not it is, or is acting on behalf of, a “benefit plan investor”, as defined in 29 C.F.R. § 2510.3-101.  The Assignee acknowledges that (A) a benefit plan investor includes (x) an “employee benefit plan” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA“), whether or not such plan is subject to ERISA, or (y) a plan or arrangement subject to Section 4975 of the Code or (iii) an entity which is deemed to hold the assets of any such employee benefit plan, plan or arrangement described in (x) or (y) above pursuant to 29 C.F.R. § 2510.3-101 or otherwise, (B) a plan which is maintained by a foreign corporation, governmental entity or church, a Keogh plan covering no common-law employees and an individual retirement account would each be a benefit plan investor for this purpose, even though they are generally not subject to ERISA and (C) a foreign or U.S. entity which is not an operating company and which is not publicly traded or registered as an investment company under the Investment Company Act of 1940, as amended, and in which 25% or more of the value of any class of equity interests is held by benefit plan investors, would be deemed to hold the assets of one or more employee benefit plans pursuant to 29 C.F.R. 2510.3-101.  The Assignee further understands that for purposes of determining whether this 25% threshold has been met or exceeded, the value of any equity interests held by a person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded:

☐  Yes    ☐  No

2

(b)           By checking below, the Assignee has indicated whether it is, or is acting on behalf of, such an employee benefit plan, plan or arrangement described in the preceding question, or is an entity deemed to hold the assets of any such employee benefit plan, plan or arrangement that is subject to ERISA and/or Section 4975 of the Code”

☐   Yes    ☐  No

(c)           By checking below, the Assignee has indicated whether it is an insurance company using assets of its general account?

☐   Yes    ☐  No

If the answer to the above question is yes, please indicate the percentage of the general account that is attributable to benefit plan investors subject to ERISA and/or Section 4975 of the Code:             %; and

(xiii)         The Assignee is not a “public utility company”, a “holding company”, a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a “public utility” as such term is defined in the Federal Power Act.

3

The Assignee hereby assumes all of the obligations of the Assignor under the Partnership Agreement relating to the Assignor’s interest in the Partnership.

                                     , as Assignee, hereby accepts said Interest subject to all terms, covenants and conditions of the Partnership Agreement, as amended from time to time and hereby agrees to be bound by all of the terms and provisions thereof.

Dated:
Assignor

Dated:
Assignor

Assignee’s Address

Assignee’s Address

4

STATE OF	)
:ss.:
COUNTY OF	)

On this        day of                       ,         , before me, a notary public, personally appeared                           and                           , known to me to be the persons described in, and who signed and swore to, the foregoing instrument and duly acknowledged to me that they executed the same.

My commission expires:

(SEAL)
Notary Public

Assignment Accepted (check one)

Substituted Limited Partner	☐

Assignee of Interest	☐

International Transmission Holdings Limited Partnership,
a Michigan limited partnership

By:	Ironhill Transmission, L.L.C.,
as general partner

By:
Name:
Title:

5